UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
DYNAVAX TECHNOLOGIES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DYNAVAX TECHNOLOGIES CORPORATION
2100 Powell Street, Suite 720
Emeryville, California 94608
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 26, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Dynavax Technologies Corporation, a Delaware corporation (the “Company”). The Annual Meeting will be held virtually on May 26, 2023, at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/DVAX2023. The Annual Meeting will be held online only, and you will not be able to attend the Annual Meeting in person. You will be able to vote your shares electronically by Internet or by phone and submit questions online during the Annual Meeting by logging in to the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied our proxy materials. Online check-in will begin at 8:45 a.m. Pacific Time and should allow ample time for the check-in procedures. The Annual Meeting is being convened for the following purposes:
1.	To elect our two nominees for Class II directors to hold office until the 2026 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.
2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement accompanying this Notice.
3.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.
4.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.
In addition, you will also be asked to conduct other business, if any, as may properly come before the Annual Meeting or any adjournment thereof.
These items of business are more fully described in the accompanying proxy statement.
The record date for the Annual Meeting is April 3, 2023 (the “Record Date”). Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to Be Held Virtually at 9:00 a.m., Pacific Time, on May 26, 2023 at www.virtualshareholdermeeting.com/DVAX2023.
The Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2022 are available at www.proxyvote.com.
The Board of Directors recommends that you vote FOR the proposals identified above.
By Order of the Board of Directors

Kelly MacDonald
Chief Financial Officer
Emeryville, California
April 13, 2023
Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the virtual Annual Meeting, please complete, date, sign and return the proxy mailed to you, or vote over the Internet or by phone as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy card or over the Internet or by phone, you may still vote electronically during the Annual Meeting.

DYNAVAX TECHNOLOGIES CORPORATION
2100 Powell Street, Suite 720
Emeryville, California 94608
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 26, 2023
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the Internet?
We have sent you the proxy notice because the Board of Directors (the “Board”) of Dynavax Technologies Corporation (the “Company,” “Dynavax,” “we,” or “us”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”).
In accordance with the rules adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials, including our annual report, we have decided to provide access to these materials via the Internet. Accordingly, on or about April 13, 2023, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”), to stockholders of record as of April 3, 2023 (the “Record Date”), and will have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on that website, and any stockholder may request a printed set of such materials as follows:
•	by telephone: call 1-800-579-1639 free of charge and follow the instructions;
•	by Internet: go to www.proxyvote.com and follow the instructions; or
•	by e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and insert the 16-Digit Control Number located in your Notice in the subject line.
Please note that you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote before the Annual Meeting by Internet, by phone or by proxy using a proxy card that you may request or that we may elect to deliver at a later time.
Will I receive any proxy materials by mail other than the Notice?
No, you will not receive any other proxy materials by mail unless you request a paper copy of the proxy materials.
How do I attend the Annual Meeting?
The Annual Meeting will be held virtually on May 26, 2023 at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/DVAX2023. The Annual Meeting will be held online only. During the meeting, you will be able to vote your shares electronically by Internet and submit questions online by logging in to the website listed above using the 16-digit control number included in the Notice, or you may vote before the meeting by using a proxy card that you may request or that we may elect to deliver at a later time. You may also vote by phone before the meeting by calling 1-800-690-6903. Online check-in for the Annual Meeting will begin at 8:45 a.m. Pacific Time and you should allow ample time for the check-in procedures. You may submit questions during the meeting by visiting www.virtualshareholdermeeting.com/DVAX2023. We will respond to as many appropriate inquiries at the Annual Meeting as time allows.
You may vote your shares electronically before the meeting by Internet, by phone or by proxy using a proxy card that you may request or that we may elect to deliver at a later time, and you do not need to access the virtual Annual Meeting to vote if you submitted your vote via Internet, phone or proxy card in advance of the Annual Meeting.

Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 128,471,773 shares of common stock outstanding and entitled to vote. A list of our stockholders of record will be open for examination by any stockholder beginning ten days prior to the Annual Meeting at our headquarters located at 2100 Powell Street, Suite 720, Emeryville, California 94608. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (510) 848-5100 or writing to him at the address above.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote by Internet before or during the Annual Meeting, or before the Annual Meeting by using a proxy card that you may request or that we may elect to deliver at a later time. You may also vote by phone before the meeting by calling 1-800-690-6903. Whether or not you plan to attend, we urge you to fill out and return the proxy card or vote by Internet or by phone before the Annual Meeting to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on the Record Date, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. Simply follow the voting instructions in such notice to ensure that your vote is counted. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. To vote live at the Annual Meeting, follow the instructions after logging into the meeting website.
What am I voting on?
We are asking you to vote on four proposals:
1.	To elect our two nominees for Class II directors to hold office until the 2026 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.
2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement accompanying this Notice.
3.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.
4.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.
In addition, you will also be asked to conduct other business, if any, as may properly come before the Annual Meeting or any adjournment thereof.
What is the Board’s recommendation?
The Board recommends that you vote “For” each of the four proposals.
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with her or his best judgment.

How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by Internet before or during the Annual Meeting, by phone before the Annual Meeting or by proxy before the Annual Meeting using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote to ensure your vote is counted.
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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote by phone, call 1-800-690-6903 free of charge and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 25, 2023 to be counted.

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To vote through the Internet before the meeting, go to www.proxyvote.com and follow the on-screen instructions to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your Internet vote must be received by 11:59 p.m., Eastern Time on May 25, 2023 to be counted.

•	To vote through the Internet during the meeting, please visit www.virtualshareholdermeeting.com/DVAX2023 and have available the 16-digit control number included in your Notice.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker or other agent, you should have received a notice containing voting instructions from that organization rather than from Dynavax. Simply follow the voting instructions in such notice to ensure that your vote is counted. To vote live at the Annual Meeting, follow the instructions after logging into the meeting website.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote before the Annual Meeting by phone or by using a proxy card that you may request or that we may elect to deliver at a later time, or through the Internet before or at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the applicable stock exchange deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. We believe that Proposals 1, 2 and 4 will be considered “non-routine,” and that Proposal 3 will be considered “routine.” Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2 or 4 without your instructions, but may vote your shares on Proposal 3.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking any voting selections, your shares will be voted:
•	Proposal 1: “For” election of our two nominees as Class II directors;
•	Proposal 2: “For” advisory approval of executive compensation;
•	Proposal 3: “For” ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023; and
•	Proposal 4: For “One Year” as the preferred frequency of advisory votes to approve executive compensation.
If any other matter is properly presented at the Annual Meeting or any adjournment(s) thereof, your proxyholder (one of the individuals named on your proxy card) will vote your shares at his or her discretion.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Furthermore, we have retained the services of Alliance Advisors, LLC in connection with stockholder outreach efforts discussed in this proxy statement, for which we estimate that we will pay a fee not to exceed $22,000, plus out-of-pocket expenses.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or are registered in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
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You may submit a later-dated vote by telephone by calling 1-800-690-6903. You will need the 16-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received by 11:59 p.m., Eastern Time on May 25, 2023 to be counted.

•	You may grant a subsequent proxy through the Internet. You will need the 16-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials).
•	You may send a timely written notice that you are revoking your proxy to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2100 Powell Street, Suite 720, Emeryville, California 94608.
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You may virtually attend the Annual Meeting and vote by Internet by visiting www.virtualshareholdermeeting.com/DVAX2023. To attend the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone vote or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Agent
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 15, 2023 to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2100 Powell Street, Suite 720, Emeryville, California 94608. However, if our 2024 Annual Meeting of Stockholders is not held between April 26, 2024 and June 25, 2024, then the deadline will be a reasonable time before we begin to print and send our proxy materials.
If you wish to submit a proposal (including a director nomination) that is not to be included in next year’s proxy materials, you must do so no later than the close of business on February 26, 2024 and no earlier than the close of business on January 27, 2024. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b). However, if our 2024 Annual Meeting of Stockholders is not held between April 26, 2024 and June 25, 2024, then you must submit your proposal (or director nomination) not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
How many votes are needed to approve each proposal?
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Proposal 1: to elect our two nominees for Class II directors, the two nominees receiving the most “For” votes from the holders of shares present (either in person or represented by proxy) and cast for the election of directors will be elected. Only votes “For” will affect the outcome of the vote; “Withhold” votes will have no effect on the outcome of the vote. However, if a nominee receives a greater number of “Withhold” votes than “For” votes, such nominee will submit his offer of resignation for consideration by our Nominating and Corporate Governance Committee in accordance with our Majority Vote Policy discussed in more detail in the section entitled “Corporate Governance – Majority Vote Policy” in this proxy statement.

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Proposal 2: to approve, on an advisory basis, the 2022 compensation of the Company’s named executive officers, such advisory approval must receive “For” votes from the holders of a majority of shares present (either in person or by proxy) and entitled to vote on the matter at the meeting. If you return your proxy and select “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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Proposal 3: to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2023, such ratification must receive “For” votes from the holders of a majority of shares present (either in person or by proxy) and entitled to vote on the matter at the meeting. If you return your proxy and select “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect. However, as we believe Proposal 3 will be considered a “routine” matter, we do not expect to receive any broker non-votes.

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Proposal 4: for the advisory vote on the frequency of stockholder advisory votes on the compensation of the Company’s named executive officers, the frequency receiving the votes from the holders of a majority of shares present and cast either in person or by proxy at the meeting will be considered the frequency preferred by the stockholders. If you “Abstain” from voting, your abstention will be counted towards the vote total, but will not be counted as a vote in favor of any of the frequency options, and thus will have the effect of reducing the likelihood that any frequency receives a majority vote. Broker non-votes will have no effect.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the Record Date, there were 128,471,773 shares outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K within four business days following the voting. If we are unable to obtain final results in that time, we will announce the preliminary results and subsequently file a second current report on Form 8-K with the final results.
What proxy materials are available on the Internet?
The 2023 proxy statement and 2022 Annual Report on Form 10-K are available at https://investors.dynavax.com/annuals-proxies.cfm.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Board is divided into three classes, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.
Our Board presently has eleven members. There are currently three Class II directors whose term of office expires in 2023: Daniel L. Kisner, M.D., Natale Ricciardi and Ryan Spencer. Each of Dr. Kisner and Mr. Spencer is a nominee for director and currently a director of the Company, previously elected by the stockholders at our 2020 Annual Meeting of Stockholders. Mr. Ricciardi is transitioning from the Board effective immediately prior to the Annual Meeting, and, effective as of the date of the Annual Meeting, the Board size will be ten directors. If each nominee is again elected at the Annual Meeting, each of these nominees will serve until the 2026 Annual Meeting of Stockholders and until his successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. We have a policy encouraging our directors’ attendance at our annual meetings. There were ten out of eleven then-serving directors in attendance at our 2022 Annual Meeting.
Vote Required
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named herein. Although the election of directors at the Annual Meeting is uncontested and directors are elected by a plurality of votes cast, and we therefore anticipate that each of the named nominees for director will be elected at the Annual Meeting, under our Corporate Governance Guidelines, any nominee for director is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director (in an uncontested election) receives a greater number of “Withhold” votes than “For” votes. In such case, the Nominating and Corporate Governance Committee will then consider all the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. For more information on this policy, see the section entitled “Corporate Governance – Majority Vote Policy.” If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our Board has no reason to believe that any nominee will be unable to serve.
Set forth below is certain biographical information as of April 3, 2023, regarding the experience, qualifications, attributes or skills that led our Nominating and Corporate Governance Committee to believe that each director or nominee should serve on the Board. There are no family relationships among any of our executive officers or directors.
Name	Age	Position
Daniel L. Kisner, M.D.	76	Director
Ryan Spencer	45	Chief Executive Officer, Director
CLASS II DIRECTOR NOMINEES
Daniel L. Kisner, M.D.
Dr. Kisner has been a member of our Board since July 2010. From 2003 to 2010, Dr. Kisner served as a partner at Aberdare Ventures and prior to that as President and Chief Executive Officer of Caliper Technologies, leading its evolution from a start-up focused on microfluidic lab-on-chip technology to a publicly traded, commercial organization. Prior to Caliper, he was the President and Chief Operating Officer of Isis Pharmaceuticals, Inc., a biomedical pharmaceutical company. Previously, Dr. Kisner was Division Vice President of Pharmaceutical Development for Abbott Laboratories and Vice President of Clinical Research and Development at SmithKline Beckman Pharmaceuticals. In addition, he held a tenured position in the Division of Oncology at the University of Texas, San Antonio School of Medicine and is certified by the American Board of Internal Medicine in Internal Medicine and Medical Oncology. Additionally, he is currently serving on the boards of Histogen, Inc., a public biotechnology company, Oncternal Therapeutics, a public biotechnology company and Zynerba Pharmaceuticals, a public biotechnology company. Dr. Kisner previously served as Chairman of the board for Tekmira Pharmaceuticals, a biopharmaceutical company, until March 2015, and as a director of Lpath, Inc., a therapeutics company. He holds a B.A. from Rutgers University and an M.D. from Georgetown University. Our Board believes that Dr. Kisner’s background with larger, complex technology-based organizations as well as his significant experience with corporate transactions, including investing in venture-backed life science companies provides the Board with insights for setting strategy of the Company and qualifies him to be nominated as a director.
Ryan Spencer
Mr. Spencer has been a member of our Board since December 2019. Mr. Spencer joined Dynavax in 2006 and has served as our Chief Executive Officer since December 2019, and as interim co-President between May and December 2019. At the time of his appointment as interim co-President in May 2019, Mr. Spencer served as Senior Vice President, Commercial where he was instrumental in leading the launch and commercialization of HEPLISAV-B. Throughout his time at Dynavax since November 2006, Mr. Spencer has held a variety of positions with increasing responsibility, building from a foundation in corporate finance to business strategy and investor relations, including Senior Director Strategic Planning until his promotion in September 2016 to Senior Product Director, followed by promotions in February 2017 to Vice President Corporate Strategy & Commercialization and in May 2019 to Senior Vice President, Commercial. Prior to joining Dynavax, Mr. Spencer was the Assistant Controller at QRS Corporation, a publicly-held technology company, and was a member of the audit practice at Ernst & Young. Mr. Spencer earned a B.A. in Business Economics from University of California, Santa Barbara. Our Board believes that Mr. Spencer’s prior experience, including his financial and commercialization experience, his tenure at the Company and his role as a Chief Executive Officer qualifies him to be nominated as a director.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Information About Our Continuing Directors
Set forth below is certain biographical information as of April 3, 2023, for the remaining members of our Board whose term as a director will continue after the Annual Meeting.
Name	Age	Position
Francis R. Cano, Ph.D.	78	Director
Julie Eastland	58	Director
Andrew A. F. Hack, M.D., Ph.D.	49	Director
Brent MacGregor	59	Director
Scott Myers	56	Director
Elaine Sun	52	Director
Peter R. Paradiso, Ph.D.	72	Director
Peggy V. Phillips	69	Director
CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING
Julie Eastland
Ms. Eastland has been a member of our Board since July 2020. Ms. Eastland has been the Chief Executive Officer of Harpoon Therapeutics, a publicly traded oncology company, since November 2021 and a member of its board of directors since October 2018. Prior to Harpoon, Ms. Eastland served as Chief Operating Officer and Chief Financial Officer of ReCode Therapeutics, a privately-held genetics medicine company focused on delivery of novel, anti-viral lipid nanoparticles therapeutics for respiratory diseases, from October 2020 to November 2021. Prior to ReCode, Ms. Eastland served as Chief Financial Officer and Chief Business Officer of Rainier Therapeutics, a private biopharmaceutical company focused on FGFR3 bladder cancer, from September 2018 to January 2020. Prior to Rainier, she served as Chief Financial Officer and Chief Business Officer of Cascadian Therapeutics, a publicly traded company, from 2010 to March 2018. While at Cascadian, Ms. Eastland was instrumental in the negotiation and sale of the company to Seattle Genetics, primarily for tucatinib, a HER2 targeted breast cancer therapy now marketed as Tukysa. Prior to Cascadian, Ms. Eastland served as Chief Financial Officer and Vice President of Finance and Operations of VLST Corporation from 2006 to 2010, a privately-held biotechnology company, and held various financial and strategic management positions at publicly traded biotechnology companies including Dendreon and Amgen. Ms. Eastland received an M.B.A. from Edinburgh University Management School and a B.S. in finance from Colorado State University. Our Board believes that Ms. Eastland’s experience as a financial executive in the biopharmaceutical industry qualifies her to serve on our Board.
Andrew A. F. Hack, M.D., Ph.D.
Dr. Hack has been a member of our Board since August 2019. Since March 2019, Dr. Hack has served as a Partner of Bain Capital Life Sciences, LP, a private equity fund that pursues investments in pharmaceutical, biotechnology, medical device, diagnostic and life science tool companies across the globe. From July 2015 to March 2019, he was Chief Financial Officer of Editas Medicine, Inc., a public clinical-stage biotechnology company developing therapies for diseases based on CRISPR gene editing technology, where he had responsibility for finance, investor relations, business development, information technology, and operations. Previously, from 2011 to 2015, Dr. Hack served as a portfolio manager at Millennium Management, where he ran a market-neutral healthcare hedge fund focused on biotechnology, pharmaceutical, medical device and diagnostics, and life science tools companies. Earlier in his investment career, he was a securities analyst at a number of healthcare-focused hedge funds and investment banks in New York. Prior to this, he was Director of Life Sciences at Reify Corporation, a life science tools and drug discovery company. Dr. Hack currently serves on the boards of directors of the public biotechnology companies, Mersana Therapeutics, Inc. and Nuvalent, Inc. Dr. Hack received an A.B. in Biology, an M.D., and a Ph.D. in Molecular Genetics and Cell Biology from the University of Chicago. Our Board believes that Dr. Hack’s financial background and extensive and diverse experience in the life sciences industry qualifies him to serve on our Board.

Brent MacGregor
Mr. MacGregor has been a member of our Board since July 2020. Since November 2020, Mr. MacGregor has served as the Chief Executive Officer of Medical Developments International Ltd., an Australian-based company with marketed products in pain management and respiratory ailments. He previously served as Senior Vice-President, Global Commercial Operations at Seqirus, a CSL Limited company, from January 2016 to June 2020. At Seqirus, Mr. MacGregor led a global team of 280 people in sales, marketing, commercial development, public policy and business development for a portfolio of seasonal influenza vaccines, an intra venous anti-viral product, a suite of in-licensed vaccines and pharmaceutical products, and a pandemic and pre-pandemic business. Prior to Seqirus, Mr. MacGregor was President and Global Head of Novartis Influenza Vaccines from January 2015 to January 2016, where he led integrated global operations of its influenza portfolio, through its acquisition by CSL Ltd. He was President of Novartis Vaccines US and Head of North America from 2012 to 2014. Mr. MacGregor held several roles while at Sanofi Pasteur where he spent 17 years with his final role as President, Sanofi Pasteur KK, Tokyo, Japan. Mr. MacGregor received an M.B.A. from Northwestern University, Kellogg School of Management, a Master of Arts from University of Reading, Reading, England and a Bachelor of Arts from Carleton University, Ottawa, Canada. Our Board believes that Mr. MacGregor’s experience as a vaccine executive qualifies him to serve on our Board.
Scott Myers
Mr. Myers has been the Chairperson of our Board since October 2021. Since February 2023, he has served as Chief Executive Officer and President of Viridian Therapeutics, a public biotechnology company. Previously, he was the Chief Executive Officer and served on the board of directors of AMAG Pharmaceuticals, Inc. from April 2020 to November 2020, where he led its turnaround and strategic exit to Covis Pharma, S.à.r.l., a specialty pharmaceutical company, in November 2020. Mr. Myers served as chairman of the board of directors of Rainier Therapeutics, Inc., an oncology biotechnology company focused on late-stage bladder cancer, from June 2018 to January 2020. He also served as Rainier’s Chief Executive Officer from September 2018 to January 2020 and led Rainier’s asset sale of vofatamab to Fusion Pharmaceuticals Inc. Prior to Rainier, Mr. Myers served as Chief Executive Officer, President and Director for Cascadian Therapeutics, Inc., an oncology company, from April 2016 through its acquisition by Seattle Genetics in March 2018. Mr. Myers is on the board of directors of Viridian Therapeutics and Selecta Biosciences, a gene therapy-rare disease company, and he is chairman of the board of directors of Harpoon Therapeutics, Inc., a publicly traded oncology company.
Our Board recognizes that certain institutional investors and proxy advisory firms may deem Mr. Myers “overboarded” based on the number of public company boards on which he serves, while also serving as Chief Executive Officer of Viridian Therapeutics. Mr. Myers has demonstrated his ability to dedicate sufficient time and focus to his duties as a member of our Board, including by performing his role as chairperson of our Board and attending all of our Board meetings in 2022. Mr. Myers also expects to reduce the number of other boards of directors he serves on within the next 12 months, in a gradual process to facilitate orderly transition. Mr. Myers holds a B.A. in Biology from Northwestern University and an M.B.A. from the Graduate School of Business at the University of Chicago (Booth). Our Board believes that Mr. Myers’s extensive experience as a life sciences executive qualifies him to serve on our Board.
Elaine Sun
Ms. Sun has been a member of our Board since December 2021. Since March 2022, Ms. Sun has served as Chief Operating Officer and Chief Financial Officer of Mammoth Biosciences, Inc., a CRISPR gene editing company. Previously, Ms. Sun served as Senior Vice President and Chief Financial Officer of Halozyme Therapeutics, Inc., a public commercial-stage biotechnology company, from March 2020 to February 2022. Prior to joining Halozyme, from January 2017 to December 2019, Ms. Sun served in senior management positions at SutroVax, Inc. (now known as Vaxcyte, Inc.), a public life sciences company specializing in developing novel vaccines, most recently serving as Chief Financial Officer and Chief Strategy Officer. From 2013 to December 2016, Ms. Sun was an independent financial advisory consultant for private and public healthcare companies. Previously, Ms. Sun served as Managing Director and Head of West Coast Healthcare at Evercore Partners, a leading independent investment banking advisory firm, where she led Evercore’s U.S. life sciences efforts, and Managing Director, Healthcare Investment Banking at Merrill Lynch & Co., Inc. Ms. Sun received her M.B.A. degree from Harvard Business School and her B.A. degree from Wellesley College. Our Board believes that Ms. Sun’s financial expertise and experience in the life sciences industry qualifies her to serve on our Board.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING
Francis R. Cano, Ph.D.
Dr. Cano has been a member of our Board since November 2009. Dr. Cano has been President and Founder of Cano Biotech Corp., a consulting firm focusing on the vaccine business, since 1996 and also serves on the board of Biomerica, Inc., a developer and manufacturer of diagnostic products. Previously, Dr. Cano served on the board of Arbor Vita Corporation, a biopharmaceutical company. From 1993 to 1996, Dr. Cano was President and Chief Operating Officer for Aviron, a biopharmaceutical company, which developed the live influenza vaccine Flu-Mist and was later acquired by MedImmune in 2001. As a Co-Founder of Aviron, he completed two rounds of venture financing, a licensing agreement with SmithKline Biologicals and in-licensed Flu-Mist influenza virus from the National Institutes of Health. For 21 years, Dr. Cano worked with the Lederle Laboratories Division of American Cyanamid, including as its Vice President and General Manager of the Biological Division. He earned a Ph.D. in Microbiology from Pennsylvania State University, served as a Research Associate at Rutgers Institute of Microbiology, and holds a M.S. in Microbiology and a B.S. in Biology from St. John’s University. Dr. Cano’s major breakthrough was being the chief scientist to use conjugate technology and develop Prevnar to protect against otitis media in children and pneumonia in adults. The Board believes that Dr. Cano’s experience as a founder of and advisor to established vaccine businesses provides significant insights for the strategy of the Company with respect to key technical and operational issues in vaccine development and qualifies him to serve as a director.
Peter R. Paradiso, Ph.D.
Dr. Paradiso has been a member of our Board since September 2020. Dr. Paradiso has worked in vaccine development for over 30 years. Since 2012, he is currently the sole proprietor of Paradiso Biologics Consulting, LLC. and serves as a member of the Coalition for Epidemic Preparedness Innovations (CEPI) Scientific Advisory Group (SAG) and Co-chair of the CEPI-NIAID Steering Committee for Broadly Protective Coronavirus Vaccines. Dr. Paradiso retired in 2012 where he served as Vice President, New Business and Scientific Affairs for Pfizer Vaccines, a Division of Pfizer, Inc. In this position, Dr. Paradiso was responsible for global scientific affairs and strategic planning within the vaccine research and development group and for commercial oversight of products in development. Dr. Paradiso received a Doctor of Philosophy (PhD) degree in biochemistry from the University of Vermont College of Medicine and a BS in Chemistry from St. Lawrence University. Our Board believes that Dr. Paradiso’s extensive experience in vaccine development can provide significant insights and qualifies him to serve on our Board.
Peggy V. Phillips
Ms. Phillips has been a member of our Board since August 2006. Ms. Phillips served on the board of directors of several biopharmaceutical companies: PhaseRx, Inc. from 2016 to 2018, Tekmira Pharmaceuticals from 2014 to 2015, Portola Pharmaceuticals from 2006 to 2013, as well as the Naval Academy Foundation from 2003 to 2011. From 1996 until 2002, she served on the board of directors of Immunex Corporation, a biotechnology company, and, from 1999, she served as its Chief Operating Officer until the company was acquired by Amgen in 2002. During her career at Immunex, she held positions of increasing responsibility in research,development, manufacturing, sales and marketing. As Senior Vice President for Pharmaceutical Development and General Manager for Enbrel® from 1994 until 1998, she was responsible for clinical development and regulatory affairs as well as the launch, sales and marketing of the product. Prior to joining Immunex, Ms. Phillips worked at Miles Laboratories. Ms. Phillips holds a B.S. and a M.S. in microbiology from the University of Idaho. Our Board believes that Ms. Phillips provides significant experience in development and commercialization of biotechnology products. Our Board believes that Ms. Phillips’s background and experience with large, complex organizations provides significant operational and strategic insights in assessing the strategy of the Company and qualifies her to serve on our Board.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act of 1934, Dynavax stockholders are being asked to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement, which is commonly referred to as a “say-on-pay vote.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, which results from our compensation philosophy, policies and practices as discussed in this proxy statement. The compensation of our named executive officers subject to the say-on-pay vote is described in the Compensation Discussion and Analysis, the accompanying tables, and the related narrative disclosure contained in this proxy statement.
Our Compensation Committee is responsible for designing and administering our executive compensation programs. Our Compensation Committee firmly believes that Dynavax’s executive compensation programs should reward our named executive officers for performance, and that when key performance objectives are not achieved, the compensation of our named executive officers should reflect as much. We believe that the compensation of our named executive officers, as disclosed in this proxy, reflects this philosophy. In addition, our Compensation Committee believes that the compensation programs for our named executive officers have been instrumental in helping Dynavax be able to attract, retain and motivate our executive team, thereby enabling our company to be in a position to move forward with our business strategy.
Our Board is now asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “For” the following resolution:
“RESOLVED, that the compensation paid to Dynavax’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Although this vote is advisory and the outcome is not binding on our Board, the views expressed by our stockholders, whether through this vote or otherwise, are important to us. As a result, the Board and the Compensation Committee will carefully review the results of this vote, and they will consider these results in making future decisions about our executive compensation programs and arrangements.
We expect that the next advisory vote on the compensation of our named executive officers will be held at the 2024 Annual Meeting of Stockholders.
Vote Required
Approval of this advisory proposal requires the affirmative vote of the holders of a majority of shares present (either in person or by proxy) and entitled to vote on the matter at the Annual Meeting. Abstentions have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this Proposal 2 has been approved.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young LLP (“Ernst & Young”), as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Ernst & Young has audited our financial statements since 2002. Representatives of Ernst & Young are expected to be present at the Annual Meeting. Ernst & Young will have an opportunity to make a statement if it so desires and will be available to respond to appropriate questions.
If the stockholders fail to ratify the selection of Ernst & Young, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Vote Required
The affirmative vote of the holders of a majority of the shares present (either in person or by proxy) and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young. Abstentions have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved; however, we believe that Proposal 3 will be considered a “routine” matter, and therefore no broker non-votes are expected in connection with this Proposal 3.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.
AUDIT FEES
In connection with the audit of our 2023 financial statements, we entered into an engagement agreement with Ernst & Young which sets forth the terms by which Ernst & Young will perform audit services for us.
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and 2021 by Ernst & Young, our principal auditors. The Audit Committee pre-approved all service fees described below.
	Fiscal Year Ended
	2022	2021
Audit Fees(1)	$1,550,060	$1,598,508
Audit Related Fees	—	—
Tax Fees(2)	104,793	71,685
All Other Fees(3)	3,900	1,340
Total Fees	$1,658,753	$1,671,533
(1)
Audit fees include fees for the audit of our consolidated financial statements and interim reviews of our quarterly financial statements, including compliance with the provisions of Section 404 of the Sarbanes-Oxley Act as well as fees related to registration statements, consents and other services related to SEC matters.

(2)	Tax fees include Section 382 study and other tax advisory services.
(3)	All other fees represent subscription fees for an online accounting research tool and related database.
PRE-APPROVAL POLICIES AND PROCEDURES
Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young. Under the policy, the Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services, tax services and all other services up to specified amounts. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an interim basis by the Audit Committee Chair, as needed and on a case-by-case basis before the independent registered public accounting firm is engaged to provide each service.
The Audit Committee has determined that services rendered by Ernst & Young are compatible with maintaining the principal auditors’ independence.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF
ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION
Section 14A of the Exchange Act enables the Company’s stockholders, at least once every six years, to indicate their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement, which is commonly referred to as a “say-on-frequency vote.” Accordingly, the Company is asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, the Board recommends that the stockholders select a frequency of one year.
At our 2011 Annual Meeting, our stockholders voted in favor of holding a say-on-pay vote once every three years. Subsequently, in February 2016, as part of a number of corporate governance improvements made in response to feedback from our stockholders and the proxy advisory firms, our Board adopted a policy changing the frequency of our say-on-pay vote from once every three years to every year. After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of the Company’s named executive officers be submitted to the stockholders every year. The Board believes that an annual advisory vote on the compensation of the Company’s named executive officers is the best approach for the Company. In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow stockholders to provide direct input on the Company’s compensation philosophy, policies and practices every year. Additionally, an annual advisory vote on executive compensation is consistent with the Company’s policy of seeking input from, and engaging in discussions with, its stockholders on executive compensation and corporate governance matters.
While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company’s named executive officer compensation practices should be held every year, every other year or every three years. Accordingly, the Board is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years or abstaining from voting on this resolution:
“RESOLVED, that the frequency of every [one year][two years][three years] is hereby APPROVED as the frequency preferred by stockholders for the solicitation of advisory stockholder approval of the compensation paid to the Company’s named executive officers.”
Vote Required
Approval of any of the options of this advisory proposal requires the affirmative vote of the holders of a majority of shares present (either in person or by proxy) and entitled to vote on the matter at the Annual Meeting. Abstentions will be counted towards the vote total but will not be counted as a vote in favor of any of the frequency options, and thus will have the effect of reducing the likelihood that any frequency receives a majority vote. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this Proposal 4 has been approved. The Board and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, not binding on the Board or the Company, the Board may decide that it is in the best interests of the stockholders that the Company hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF “ONE YEAR” ON PROPOSAL 4.

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of April 3, 2023:
Name	Age	Position
Ryan Spencer(1)	45	Chief Executive Officer and Director
David F. Novack	61	President and Chief Operating Officer
Kelly MacDonald	39	Senior Vice President, Chief Financial Officer
Robert Janssen, M.D.	69	Chief Medical Officer and Senior Vice President, Clinical Development, Medical and Regulatory Affairs
(1)	Please see “Proposal 1 – Election of Directors” in this proxy statement for more information about Mr. Spencer.
David F. Novack – President and Chief Operating Officer
Mr. Novack joined Dynavax in March 2013 as Senior Vice President, Operations and Quality, served as an interim co-President between May and December 2019, and has served as our President and Chief Operating Officer since December 2019. Mr. Novack was formerly with Novartis Vaccines & Diagnostics where he served since 2009 as the Global Head of Technical Operations for Diagnostics and previously from 2007 to 2009 as the Global Head of Vaccine Manufacturing Strategy. Prior to Novartis, Mr. Novack was the Vice President, Business Development for Vaxin, Inc., a vaccine company, from 2004 to 2006. From 1993 until 2004, Mr. Novack worked at MedImmune, formerly Aviron, serving in several capacities including business development, manufacturing, contract operations, and supply chain. Previously, from 1989 to 1993, Mr. Novack was with American Cyanamid Company in various roles. Mr. Novack received a B.S. in Biology from State University of New York and an M.B.A. from Columbia University.
Kelly MacDonald – Senior Vice President, Chief Financial Officer
Ms. MacDonald joined Dynavax in March 2021 as Senior Vice President, Chief Financial Officer, and Principal Financial Officer. Prior to Dynavax, Ms. MacDonald worked at Ironwood Pharmaceuticals, Inc. where she spent nearly eight years and held roles of increasing responsibility. In her final role at Ironwood, Ms. MacDonald served as Chief Accounting Officer and Vice President, Finance where she led the Company’s corporate accounting and finance processes, enterprise risk management, treasury and capital allocation strategy. While at Ironwood, she also had various other finance and accounting managerial roles where she provided financial advice on the company’s strategic planning, accounting policies, R&D portfolio management, global business development, product launches and commercial execution. Prior to that, Ms. MacDonald spent nearly seven years at PriceWaterhouseCoopers, LLP, ultimately serving as a Manager in the Health Industries Assurance Practice, primarily serving clients in life sciences and technology sectors. Ms. Macdonald is a CPA and holds a Master of Business Administration from the Isenberg School of Management at the University of Massachusetts and a Bachelor of Science in Accounting from Fairfield University.
Robert Janssen, M.D. – Chief Medical Officer and Senior Vice President, Clinical Development, Medical and Regulatory Affairs
Dr. Janssen was appointed Chief Medical Officer and Senior Vice President, Clinical Development, Medical and Regulatory Affairs in January 2018. Dr. Janssen was appointed Chief Medical Officer and Vice President, Clinical Development and Regulatory Affairs in July 2013. He served as Dynavax’s Vice President, Medical Affairs since November 2012 and was previously Senior Director, Clinical Development at Dynavax from 2010 through 2012, during which time he was extensively involved with Phase 3 clinical development of HEPLISAV-B and its U.S. and European licensing applications. Prior to joining Dynavax, Dr. Janssen was Vice President, Medical Affairs at Gilead from 2008 to 2010 where he was responsible for oversight of physician and health care provider education focused on HIV and hepatitis B therapies. Until 2008, Dr. Janssen spent 23 years at the U.S. Centers for Disease Control and Prevention (“CDC”), most recently as the Director of the Division of HIV/AIDS Prevention from 2000 to 2008. Under his leadership, the CDC first explored HIV treatment as a mode of HIV prevention and launched several of the earliest Phase 3 trials of pre-exposure prophylaxis for HIV. Dr. Janssen received a Bachelor of Arts degree with Honors in Humanities from Stanford University and his M.D. degree from the University of Southern California. He is a neurologist with training in virology received at the University of Pennsylvania. Dr. Janssen has been the beneficiary of numerous honors and awards during his career. He has published over 150 scientific articles in a variety of journals and has served as a reviewer for leading scientific journals.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis discusses our executive compensation philosophy and practices and provides an overview of the Compensation Committee’s 2022 decisions for the following named executive officers (“NEOs”):
•	Ryan Spencer, Chief Executive Officer and Director;
•	David F. Novack, President and Chief Operating Officer;
•	Kelly MacDonald, Senior Vice President, Chief Financial Officer; and
•	Robert Janssen, M.D., Chief Medical Officer and Senior Vice President, Clinical Development, Medical and Regulatory Affairs.
Overview
Our Business
We are a commercial stage biopharmaceutical company dedicated to developing and commercializing innovative vaccines in areas of significant unmet need, leveraging our demonstrated expertise and capabilities in vaccines and our proven, proprietary vaccine adjuvant technology. We are currently focused on our efforts to drive long-term stockholder value by maximizing utilization of our HEPLISAV-B® hepatitis B vaccine, advancing our CpG 1018® adjuvant supply strategy, most notably through COVID-19 collaborations, and expanding our own portfolio of innovative vaccine candidates leveraging our proven adjuvant technology.
Our first marketed product, HEPLISAV-B [Hepatitis B Vaccine (Recombinant), Adjuvanted], is approved in the United States and European Union for prevention of infection caused by all known subtypes of hepatitis B virus (“HBV”) in adults age 18 years and older. We also manufacture and sell CpG 1018 adjuvant, the adjuvant used in HEPLISAV-B, and have established a portfolio of global commercial supply agreements in the development of COVID-19 vaccines across a variety of vaccine platforms. Additionally, we are advancing a multi-program clinical pipeline leveraging CpG 1018 adjuvant to develop improved vaccines in indications with unmet medical needs including Phase 1 clinical trials in Tdap and shingles, and a Phase 2 clinical trial in plague in collaboration with, and fully funded by, the U.S. Department of Defense (“DoD”).
Overview of 2022 Performance
We believe that 2022 was another highly transformative year for Dynavax. In January 2022, we announced three key pillars to our strategy to guide the business for the year:
•	Maximize growth of HEPLISAV-B [Hepatitis B Vaccine (Recombinant), Adjuvanted];
•	Expand CpG 1018 adjuvant supply business for COVID-19 vaccines; and
•	Drive innovation through clinical pipeline expansion and discovery.
We successfully executed on these key objectives over the course of the year, as described in greater detail below, to produce all-time high revenue for our HEPLISAV-B vaccine and for our CpG 1018 adjuvant, and we made good progress successfully moving forward several clinical programs. Throughout this process, we recognized all-time high total revenue for the Company, and we ended the year with substantial cash reserves. We also posted our second full year of GAAP net profit, and we believe we positioned ourselves well for a strong 2023 and beyond.
Key 2022 Highlights and Performance Against Core Priorities
During 2022 and early 2023, we achieved the following against the three key pillars described above:
Maximize Growth of HEPLISAV-B [Hepatitis B Vaccine (Recombinant), Adjuvanted]
•
In April 2022, the CDC's Advisory Committee on Immunization Practices (ACIP) recommendation for hepatitis B vaccination in adults was published, advising that all adults aged 19-59 should be vaccinated against hepatitis B. We believe this will help enable a significantly expanded total market opportunity of up to $800 million in the U.S. by 2027, with HEPLISAV-B well positioned to secure a majority market share over time.

•
These efforts resulted in market share in the accounts targeted by our field sales team increasing to approximately 47.6%, with total market share increasing to approximately 34.8% in the fourth quarter of 2022, up from approximately 33.0% and 24.8%, respectively, in the fourth quarter of 2021.

•
The increase in HEPLISAV-B demand and market share gains drove HEPLISAV-B revenue of $125.9 million, representing another all-time high for us, and a 104% increase compared to the year ended December 31, 2021.

Expand CpG 1018 Adjuvant Supply Business for COVID-19 Vaccines
•
We recognized approximately $587.7 million in product revenue related to sales of CpG 1018 adjuvant to our global portfolio of partners developing COVID-19 vaccines during the year ended December 31, 2022, representing a 57% increase compared to 2021.

•
By the end of 2022, all five of our adjuvant collaborators’ COVID-19 vaccine candidates have received Emergency Use Authorization and/or approval in their respective territories and countries around the world, and we had fulfilled all of our delivery obligations under our supply agreements with these five collaboration partners.

Drive Innovation Through Clinical Pipeline Expansion and Discovery
•	Tetanus, Diphtheria and Pertussis (Tdap) Vaccine Program:
○
In October 2022, we presented adult and adolescent safety data from a Phase 1 clinical trial demonstrating the Tdap vaccine candidate was well tolerated without observed safety concerns. Immunogenicity in adults was consistent with our expectations and supports our plan to continue advancement of this clinical program.

•	Shingles Vaccine Program:
○
We reported top line results from the Phase 1 clinical trial designed to evaluate an investigational shingles vaccine, utilizing different regimens of CpG 1018 adjuvant in January 2023. Based on this data, we intend to advance our shingles vaccine candidate with CpG 1018 adjuvant into a Phase 1/2 study in early 2024 to evaluate various dose levels of gE protein.

•	Plague Vaccine Candidate Funded by the DoD:
○
We successfully completed Part 1 of the Phase 2 clinical trial evaluating the immunogenicity, safety, and tolerability in adults of a plague (rF1V) vaccine candidate adjuvanted with CpG 1018 in January 2023 and the DOD has approved continuing to Part 2 using a bedside mix of CpG 1018 with the alum adjuvanted rF1V plague vaccine.

Corporate and Financial Highlights
•	Total revenue for the year ended December 31, 2022 increased to $722.7 million, representing a 64% increase over the prior year.
•	We delivered net income of $293.2 million during the same period, representing our second consecutive full year of profitability.
•	We ended the year with $624.4 million in cash and cash equivalents, and marketable securities, up from $546.0 million the year prior.
•
We continued to strengthen our management and clinical teams, and engaged in comprehensive succession planning exercises, which we believe will provide a strong foundation for future clinical programs and operations and help take out risk associated with changes in management or operational teams.

Compensation Governance Highlights
What we do		What we do not do
☑	Design executive compensation program to align pay with performance	☒	No excessive change in control or severance payments and no single trigger change in control cash payments
☑	Prohibit hedging and pledging by executive officers and directors	☒	No repricing of underwater stock options without stockholder approval
☑	Grant equity awards with performance-based vesting	☒	No tax gross-ups
☑	Conduct an annual say-on-pay vote	☒	No excessive perquisites
☑	Seek input from, listen to and respond to stockholders	☒	No guaranteed bonuses
Consideration of Our Prior Say-on-Pay Votes and Related Stockholder Engagement
In 2016, our Board adopted, and our stockholders approved, a policy that we would hold a say-on-pay vote on a yearly basis. Since adjusting to an annual say-on-pay practice, we have experienced continued favorable voting results with our say-on-pay practices. In the past three years, our stockholders have voted in favor of our pay practices, with approximately 92%, 95% and 93% support for fiscal years 2020, 2021, and 2022, respectively.
We routinely seek and obtain feedback from our stockholders throughout the course of the year. In addition, we seek feedback from the governance teams of our largest institutional stockholders each year pertaining to executive compensation as well as other topics of interest to them. We also consider feedback from Institutional Shareholder Services and Glass Lewis (together, the “Proxy Advisory Firms”), as well as the voting results of the prior year’s say-on-pay proposal. In early 2023, we reached out to engage with the governance teams of our 19 largest investors, representing approximately 61.3% of our shares outstanding, and we received unsolicited inbound requests for conversations from other stockholders as well. We spoke with 100% of the stockholders that wanted to provide us with feedback at that time about our executive compensation practices or other governance practices. During these discussions, which included an opportunity for detailed questions, none of our stockholders expressed any significant concerns about our executive compensation practices, although the Proxy Advisory Firms and certain stockholders suggested we increase the percentage of executives’ equity awards with performance-based vesting. Accordingly, the Compensation Committee increased the performance-based portion of the NEOs’ equity awards to represent 30% of each individual’s aggregate equity compensation for 2023 equity awards and determined not to make any other changes to our executive compensation policies or processes as a result of our say-on-pay vote and stockholder feedback. We will monitor and continually evaluate our compensation program going forward in light of our stockholders' views and our transforming business needs.
Executive Compensation Philosophy and Objectives
We believe our NEOs’ compensation should align our executives’ interests with that of our stockholders over the long-term through achievement of strategic corporate objectives that are fundamental to our business and that are intended to create long-term stockholder value. Our executive compensation programs are designed to be competitive within our industry and within our peer group to enable us to attract, motivate, reward, and retain outstanding talent. Our compensation programs are based on the following key principles:
•	Link a direct and meaningful proportion of pay with performance and achievement of corporate and individual goals;
•	Clearly align our executives’ interests with those of our stockholders through equity compensation;
•	Achieve a mix of cash and equity within overall compensation that is competitive in the industry in which we compete for executive talent; and
•	Recognize individual contributions, teamwork and corporate performance.

Compensation-Setting Process
Role of the Compensation Committee and Management
The Compensation Committee oversees and administers our executive compensation programs. The Compensation Committee acts pursuant to a charter adopted by our Board, which can be found in the investors section of our website, www.dynavax.com under investors-corporate governance. Either the Compensation Committee or the independent members of our Board, upon recommendation from the Compensation Committee, approve certain compensation of our Chief Executive Officer. References in this Compensation Discussion and Analysis to our Board approving our Chief Executive Officer’s compensation refer to the independent members of our Board.
The Compensation Committee approves our corporate goals and the individual goals, where applicable, for our NEOs after considering the Chief Executive Officer’s recommendations on these matters. The Compensation Committee annually reviews the base salaries, short-term cash incentive opportunities and equity compensation of our NEOs and periodically reviews other elements of our compensation programs. Compensation decisions are based primarily on the following:
•
Peer and Industry Data – The Compensation Committee uses peer and industry data provided by its consultant, Arnosti Consulting Inc. (“Arnosti”), as a reference in setting base salaries and target cash compensation, determining appropriate levels and mix of equity compensation and determining the type and portion of compensation tied to performance goals.

•
Annual Performance Reviews – The Chair of the Compensation Committee conducts annual performance reviews of our Chief Executive Officer taking into consideration feedback obtained during the course of the year from the independent members of our Board and the Chief Executive Officer’s direct reports. Our Chief Executive Officer conducts and presents the performance reviews of the other NEOs to the Compensation Committee after the end of each fiscal year. In reviewing and determining the compensation of each NEO, the Compensation Committee also considers individual factors, such as potential for future contributions to Company growth, industry experience and retention concerns.

•
Chief Executive Officer Recommendations – The Compensation Committee seeks input from our Chief Executive Officer for setting the salary and target cash compensation levels for the other NEOs, and also for purposes of setting annual performance metrics under our annual incentive program.

Role of Compensation Consultant
Arnosti has been the Compensation Committee’s independent compensation consultant since 2010, and the Compensation Committee meets regularly with Arnosti, both with and without management present, depending upon the topic being discussed.
During the first quarter of 2022, the Compensation Committee reviewed whether the work of Arnosti as a compensation consultant raised any conflict of interest, taking into consideration the following factors:
•	The provision of other services to the Company;
•	The amount of fees paid to Arnosti by the Company relative to Arnosti total revenue;
•	Arnosti’s policies and procedures that are designed to prevent conflicts of interest;
•
Any business or personal relationship of Arnosti or the individual compensation advisors employed by Arnosti with a member of the Compensation Committee, or with an executive officer of the Company; and

•	Any Company stock owned by Arnosti or the individual compensation advisors contracted by Arnosti.
Based on the Compensation Committee’s review of this information, it determined the work of Arnosti and the individual compensation advisors contracted by Arnosti as compensation consultant to the Compensation Committee, did not create any conflict of interest. The Compensation Committee has the sole authority to direct, terminate or continue Arnosti’s services, although the Company pays the cost for Arnosti’s services.

In 2022, Arnosti provided advice to the Compensation Committee on several different aspects of its responsibilities related to our compensation programs and practices. Specifically, during 2022, Arnosti assisted the Compensation Committee as follows:
•	Provided recommendations to the Compensation Committee on refining our peer group;
•	Provided general information concerning executive compensation trends and developments;
•	Reviewed and analyzed compensation levels of our NEOs in comparison to those of our peer companies;
•	Provided the Board with a review of competitive data from the peer group on Board compensation; and
•	Reviewed the Compensation Discussion and Analysis for inclusion in our proxy statement.
2022 Peer Group and Use of Market Data
Our Compensation Committee primarily uses relevant publicly disclosed market data for a general understanding of executive market compensation practices and our positioning within the market, including within our peer group. Our Compensation Committee believes that over-reliance on benchmarking could result in compensation that is unrelated to the value delivered by the NEOs because compensation benchmarking does not take the specific performance of the NEOs, or the performance of the Company in its unique circumstances, into account.
Our Compensation Committee does not have a specific target compensation level for the NEOs or otherwise use a formulaic approach to setting pay at a particular positioning within the market data; rather, the Compensation Committee reviews a range of market data reference points including relevant Radford Global Life Sciences survey data as well as data from the Company’s peer group with respect to total target cash compensation (including both base salary and the annual target performance bonus) and equity compensation (valued based on disclosed grant date fair value and also considered as shares as a percentage of total common shares outstanding) to support its compensation decisions.
For 2022, our Compensation Committee approved a peer group of biotechnology companies at a similar stage of their life cycle with which we compete for executive talent that were of similar size to the Company in terms of market capitalization (targeting 0.3x to 3x our own market capitalization, with some exceptions for companies it felt were nonetheless good comparators), product portfolio, pipeline and number of employees. To align with our strategic plan at that time, which included commercialization of HEPLISAV-B in the U.S. and Europe, our peer group included companies that:
•	Were commercial-stage companies having already filed for an investigational new drug;
•	Were pure-play vaccine developers; and
•	Had their own manufacturing operations, where possible.
The change in our peer group from 2021 to 2022 included removing six companies for various reasons including market caps that were out of range, current incomparability of business models or because they were acquired. The companies that were removed were Novavax, Inc., Momenta Pharmaceuticals, Inc., Portola Pharmaceuticals, Inc., Adamas Pharmaceuticals Inc., Puma Biotechnology, Inc. and Biocryst Pharmaceuticals, Inc. The following six companies were added to the peer group: Aurinia Pharmaceuticals Inc., Epizyme, Inc., Flexion Therapeutics Inc., Inovio Pharmaceuticals, Inc., Mannkind Corporation and Radius Health, Inc. As of August 2021, the point at which the Compensation Committee approved the 2022 peer group, the companies in the 2022 peer group had market capitalizations ranging between $386.1 million to $2.5 billion, and the median market capitalization of our peer group was $906.9 million. At the same point in time, our market capitalization was $1.467 billion. The following table lists our 2022 peer group:
•	Aerie Pharmaceuticals, Inc.
•	Aurinia Pharmaceuticals Inc.
•	Akebia Therapeutics, Inc.
•	AMAG Pharmaceuticals, Inc.
•	Ardelyx, Inc.
•	ChemoCentryx, Inc.
•	Clovis Oncology, Inc.
•	Corcept Therapeutics, Inc.
•	Eagle Pharmaceuticals, Inc.
•	Epizyme, Inc.
•	Flexion Therapeutics Inc.
•	Heron Therapeutics, Inc.
•	Immunogen, Inc.
•	Inovio Pharmaceuticals, Inc.
•	Karyopharm Therapeutics, Inc.
•	Macrogenics, Inc.
•	Mannkind Corporation
•	Momenta Pharmaceuticals, Inc.
•	Radius Health, Inc.
•	Retrophin, Inc.
•	Rigel Pharmaceuticals, Inc.
•	Theravance Biopharma, Inc.
•	Zogenix, Inc.

Elements of Executive Compensation
Our executive team continues to manage a changing and increasingly complex business as we continue to successfully advance a differentiated vaccine pipeline and identify strategic opportunities to accelerate growth. We strive to recognize these efforts by compensating our NEOs for the demands and risks associated with our business through three primary elements that are designed to reward performance in a simple and straightforward manner – base salaries, annual performance-based cash incentives and long-term equity incentive awards.
During our annual stockholder outreach in recent years, including in 2022 and in early 2023, our key stockholders did not express any significant concerns over the elements of our executive compensation program, including our use of a mix of time-based stock options and performance-based and time-based RSUs, but encouraged us to increase the proportion of performance-vesting equity, which we increased to 30% of the target award value of annual equity awards granted to executives for 2023.
During 2022, we provided time-based RSUs and performance-based RSUs (“performance-based RSUs” or “PSUs”) as part of our compensation mix and our PSUs once again included meaningful performance goals that must be met within a designated performance period in order for any vesting to occur.
The table below summarizes the purpose and key characteristics of each of our compensation elements.
Element	Purpose	Key Characteristics
Base Salary	Provides a fixed level of compensation for performing the essential elements of the job; gives executives a degree of certainty in light of having a majority of their total compensation at risk.
Fixed compensation that is reviewed annually and adjusted if and when appropriate; reflects each NEO’s performance, experience, skills, level of responsibility and the breadth, scope and complexity of the position as well as the competitive marketplace for executive talent specific to our industry.

Annual Cash Incentive Program	Motivates executive officers to achieve corporate and, as applicable, individual business goals, which we believe increases stockholder value.
Annual cash incentive based on corporate performance, and, as applicable, individual performance compared to pre-established goals. For 2022, each of our Chief Executive Officer’s and President and Chief Operating Officer’s annual incentive was based on corporate goals only.

Corporate goals focus on overarching objectives for the Company which we believe support building and maintaining long-term value, while individual objectives are aligned to corporate objectives and other strategic priorities of the Company.

Corporate goals are aligned with our business strategy and weighted by relative importance so that overall corporate achievement can be objectively measured.

Long-Term Equity Incentive Awards (Stock Options)	Motivates executive officers to achieve our business objectives by tying incentives to the appreciation of our common stock over the long-term.
Stock options are granted with an exercise price equal to the fair market value on the date of grant vesting over three years; the ultimate value realized, if any, depends on the appreciation of our common stock price following the grant. If our stock price does not appreciate, there is no value realized. Each stock option granted has a seven-year term. In determining the aggregate size of

Element	Purpose	Key Characteristics

equity grants in any given year, the Compensation Committee generally considers the same factors described above under “Base Salaries” as well as the criticality of the executive to the long-term achievement of corporate goals.

In 2022, we targeted roughly two-thirds of our NEOs’ annual equity grant value to be time-based options.

From time to time, we may also use special grants of stock options to encourage retention or for other purposes as determined by the Board. No such special stock options were granted to NEOs in 2022.

Long-Term Equity Incentive Awards (Time-Based Restricted Stock Units, or RSUs, and Performance-Based RSUs)
Motivates executive officers to achieve our corporate objectives by tying compensation to the performance of our common stock over the long-term; provides motivation for our executive officers to remain with the Company by mitigating near-term swings in incentive values during periods when market volatility weighs on our stock price.

Restricted stock unit (“RSU”) awards may vest based on continued service over a specified period of time and/or achievement of performance goals; the ultimate value realized varies with our common stock price. During 2022, we granted time-based and performance-based RSUs to NEOs.

In 2022, we targeted roughly one-third of our NEOs’ annual equity grant value to be RSU awards, half of which were time-based RSU awards and half of which were to be performance-based RSU awards. Time-based RSUs generally vest in three annual installments on each anniversary of the grant date and performance-based RSUs generally vest upon the Compensation Committee’s certification of achievement of pre-established performance goals over performance periods as discussed below.

For grants made in early 2023, the Compensation Committee further increased the performance-based portion of the NEOs’ equity awards to represent 30% of each individual’s aggregate equity compensation for the year.

From time to time, we may also use special RSU awards to encourage retention or for other purposes as determined by the Board. No such special RSUs were granted to NEOs in 2022.

Other Compensation	Our executive officers generally participate in the same benefits offered to all other employees, which promote employee health and welfare and assist	Indirect compensation element consisting of programs such as medical, vision, dental, life and accidental death, long-term care and disability insurance as well as a 401(k) plan

Element	Purpose	Key Characteristics
in attracting and retaining our executive officers.
with a Company matching contribution, and other plans and programs made available to all regular full-time employees.

In addition, we provide our executive officers with supplemental long-term disability insurance benefits which we believe are reasonable in amount and customary in our industry.

Severance and Change in Control Benefits
Serves our retention objectives by helping our named executive officers maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of our Company.

Provides protection in the event of a termination of employment under specified circumstances, including following a change in control of our Company as described below under “Potential Payments Upon Change in Control or Involuntary Termination.”

2022 Executive Compensation Decisions
Total Target Cash Compensation – Base Salaries and Target Bonus Percentages
When determining 2022 base salary and target bonus percentage adjustments, the Compensation Committee considered each individual’s performance and criticality to the business, each individual’s industry experience and tenure, internal pay equity, and retention concerns. The Compensation Committee also reviewed a range of market data reference points with respect to total target cash compensation (including both base salary and the annual target performance bonus).
In the early part of 2022, the Compensation Committee (and the Board with respect to Mr. Spencer) evaluated the 2021 compensation of each of our then-serving NEOs and approved base salary increases as shown in the table below. Unless otherwise noted below, the target bonuses and 2022 base salaries were effective as of January 1, 2022.
The Compensation Committee, and the Board, with respect to Mr. Spencer, determined the base salary, target bonus and resulting 2022 total target cash compensation for each NEO in its discretion. In determining NEO total compensation and the components thereof, the Compensation Committee, and in the case of Mr. Spencer, the Board, considers disclosed peer group and survey data; each NEO’s industry experience, expertise, and tenure with the Company; internal pay equity; and the Company’s annual salary budget. The increases in total target cash that the Compensation Committee (and the Board with respect to Mr. Spencer) approved varied in amounts for each NEO, based on individual considerations for each NEO applying the factors listed above and the resulting amounts that the Compensation Committee (and the Board with respect to Mr. Spencer) felt was appropriate in order to provide adequate retentive and incentive value to each NEO. For Mr. Spencer, the Compensation Committee and the Board approved the 15.8% increase in total target cash compensation primarily due to its desire to make his compensation more competitive with that of other Chief Executive Officers at peer companies. For Ms. MacDonald, the Compensation Committee approved the 13.3% increase in total target cash compensation primarily due to its desire to make her compensation more competitive with that of other Chief Financial Officers at peer companies. The Compensation Committee approved increases for each of Mr. Novack and Dr. Janssen that were intended to provide merit increases to keep their salaries competitive with their peers. The increases for each of Mr. Novack and Dr. Janssen are representative of the longer tenures of Mr. Novack and Dr. Janssen as senior executives and the Compensation Committee’s determination that their total compensation was previously market competitive.
Name	2022 Base Salary	% Increase from Prior Year Salary	2022 Target Bonus	% Increase from Prior Year Total Cash Target
Ryan Spencer	$695,000	15.8%	70%	15.8%
David F. Novack	$545,738	5.0%	60%	5.0%
Kelly MacDonald	$425,000	13.3%	50%	13.3%
Robert Janssen, M.D.	$500,176	4.0%	50%	4.0%

2022 Annual Cash Incentive Program – Structure, Goals and Payout Decision
Structure. Neither Mr. Spencer nor Mr. Novack had individual goals separate from the Company’s corporate objectives for 2022. We believe that this aligned their incentive compensation fully with the completion of corporate goals that measure business performance and are intended to drive long-term stockholder value. For our other NEOs, their annual cash incentive payout is typically based on the achievement of pre-established corporate and individual goals. Our Chief Executive Officer typically recommends individual goals for each of the other NEOs, which are aligned with our business strategy and linked with corporate goals, and our Compensation Committee approves these goals. The individual goals for the NEOs are in addition to the general responsibilities each officer has for managing his or her respective functional or operational area. In early 2022, the Compensation Committee established corporate and, for NEOs other than Messrs. Spencer and Novack, individual goals to align NEO annual cash incentive compensation with respective performance toward these goals. For 2022, Ms. MacDonald’s and Dr. Janssen’s respective annual cash incentive opportunity was based on a weighting of 80% corporate and 20% individual goals.
Our corporate goals included base goals and stretch goals. Base goals in the aggregate were set to be appropriately difficult to require substantial effort during the year to help create long-term value and to advance our business in the best interests of stockholders. The base goals were designed to represent, if fully achieved, what would be in our view a very successful year for the Company. We also provided stretch goals as an additional incentive for over-achievement. The stretch goals, if achieved, were intended to provide additive amounts to increase the total bonus opportunity to beyond the base target of 100% achievement to appropriately reward value creation beyond our base goals. The base goals and the stretch goals were all set at the same time, in early 2022. The maximum possible payout is subject to a cap of 175% of each individual’s target bonus, pursuant to the terms of our bonus plan. Importantly, we did not make any adjustments to our goals during 2022, due to complications arising from the COVID-19 pandemic, or otherwise. All goals, stretch goals included, were set at the same time and were tied to specific performance metrics. No purely discretionary bonuses or accelerators were provided as part of the 2022 bonus program at its outset.
Because we are a fully integrated biopharmaceutical company with a marketed product and ongoing vaccine development program, our corporate goals were directly aligned with specific strategic objectives with an eye toward matters that management could influence or control. We believe that our focus on these goals, and our respective performance in pursuing them, properly aligned management’s interests with those of our stockholders and helped to increase potential stockholder value.
In February 2023, the Compensation Committee evaluated the accomplishments and performance of the Company against these pre-established corporate goals. With respect to each of the categories of corporate goals below, the Compensation Committee took into consideration each of the goals identified and the level of completion in making an overall determination of goal achievement for each category.
2022 Corporate Goals and Achievements. For 2022, our corporate strategy focused on three key pillars: (i) maximizing growth of HEPLISAV-B in the U.S., (ii) expanding our CpG 1018 adjuvant supply strategy for COVID-19 vaccines and (iii) driving innovation through clinical pipeline expansion and discovery. Accordingly, our corporate goals were designed to further build on these pillars and to help strengthen our overall financial position, our organizational capabilities and our culture. After its consideration of the Company’s performance, as more specifically described in the following chart, the Compensation Committee rated our overall 2022 corporate goal achievement at 112%.
Corporate Goal	Weight*	Corporate Achievement	Corporate Achievement Percentage	Overall Weighted Achievement
Drive HEPLISAV-B Growth • Achieve U.S. Sales target of $100 million (15%). • Achieve fourth quarter total market share greater than 30.5% (15%).	30%	The Compensation Committee determined that we achieved the goals in this category at an overall percentage of 130%. In determining this percentage, the Compensation Committee considered several factors, including: • HEPLISAV-B net sales of	130%	39%

Corporate Goal	Weight*	Corporate Achievement	Corporate Achievement Percentage	Overall Weighted Achievement

$125.9 million (a 104% increase over prior year) despite overall lagging vaccine utilization compared to pre-pandemic levels for much of the year. (assessed 130%)
• Approximately 34.8% total market share achieved, representing considerable growth versus 24.8% in 2021, despite lingering COVID headwinds. (assessed 130%)

Enable our COVID-19 Collaboration Partnerships • Deliver CpG 1018 adjuvant to meet amounts ordered and indicated under then-current contracts (15%). • Deliver CpG 1018 revenue goals of $600 million (10%) ○ Stretch: Deliver CpG 1018 revenue of greater than $900 million (+15%)	25%	The Compensation Committee determined that we achieved the goal in this category at an overall percentage of 99%. In determining this percentage, the Compensation Committee considered several factors, including: • Delivered 100% of CpG 1018 adjuvant ordered and deliverable across our five collaboration partners in fulfillment of existing contracts. (assessed 100%) • Recognized $587.7 million of CpG 1018 adjuvant revenue for the year which was at the high end of our guidance range (assessed 98%)	99%	25%
Advance our Existing Pipeline • Tdap Program ○ Readout phase 1 adults and adolescents ○ Start human challenge ○ Readout baboon challenge • Shingles/Zoster Program ○ Readout phase 1 data ○ Dynavax gE GLP toxicology material available • Plague ○ Start phase 2 study	10%	The Compensation Committee determined that we achieved the goal in this category at an overall percentage of 100%. In determining this percentage, the Compensation Committee considered several factors, including: • Multiple new trials comprising the goal were initiated and/or completed and target readouts were completed • Additional advancements made in preclinical programs • (assessed 100% overall)	100%	10%
Expand Product Portfolio to Support Continued Growth • Add one new CpG 1018	15%	The Compensation Committee determined that we achieved the goal in this category at an overall	110%	17%

Corporate Goal	Weight*	Corporate Achievement	Corporate Achievement Percentage	Overall Weighted Achievement

adjuvanted development program (7.5%)
• Complete comprehensive assessment and defined strategy for inorganic growth by the third quarter of 2022 (7.5%)
 ○ Stretch: Execute a board-approved late-stage (phase 2 or later) product license or strategic acquisition (+15%)

percentage of 110%. In determining this percentage, the Compensation Committee considered several factors, including:
• Added CpG preclinical program (assessed 100%)
• Comprehensive inorganic growth evaluation strategy developed (assessed 120%)

Strengthen our Financial Position • Manage operating expenses to budgeted amount for planned activities including year end cash on hand (10%)	10%	The Compensation Committee determined that we achieved the goal in this category at an overall percentage of 100%. In determining this percentage, the Compensation Committee considered several factors, including: • Operations were managed within budgeted amounts for the year • Increased strength of financial position with year-end cash, cash equivalents and marketable securities of $624.4 million • (assessed 100% overall)	100%	10%
Continue to strengthen our organization capabilities and our culture • Support our Diversity, Equity and Inclusion (DEI) commitments by completion of unconscious bias training • Continue to evolve our systems and infrastructure to meet the changing needs of a flexible work environment • Continue compliance excellence across GxP, SOX, promotion and internal training	10%	The Compensation Committee determined that we achieved the goal in this category at an overall percentage of 115%. In determining this percentage, the Compensation Committee considered several factors, including: • Unconscious bias training rolled out and delivered company-wide • Provided quarterly updates to Board and Audit Committee on SOX compliance and general compliance across the business on a quarterly basis; strengthened enterprise risk management processes and programs. • (assessed 115% overall)	115%	11%
Total	100%			112%
*	percentages in this column represent target base goals, and do not include amounts attributable to stretch goals.

2022 Individual Goals. As described above, Messrs. Spencer and Novack did not have individual goals, and their respective incentive compensation was based solely on achievement of our corporate goals.
At the beginning of each year, our Chief Executive Officer typically recommends individual goals for each of the remaining NEOs, which are aligned with our business strategy and linked to corporate goals, and our Compensation Committee approves these goals. The individual goals for our NEOs include critical responsibilities that each NEO has that go beyond the corporate goals and are significant to our success. Established in February 2022, the 2022 individual goals for the NEOs named below focused on objectives linked to their functional expertise and responsibility as well as our then-current business strategy. These specific goals were in addition to the general responsibilities each NEO had for managing his or her respective functional operational area, including through the period of significant change as we continued to adapt to the pandemic, engaging a nearly fully remote workforce and scaling our business to help support COVID-19 pandemic-level adjuvant supply.
While individual goals and performance results relate to advancing our corporate goals and business strategy, the Compensation Committee structures individual goals to be targeted to each applicable NEO’s expertise and responsibility and evaluates achievement based on each applicable NEO’s individual efforts and performance results. Thus, as is the case with respect to the 2022 goals, there will be circumstances where the individual goal achievement may exceed corporate goal achievement, and there will be instances where the corporate goal achievement may surpass the individual goal grading. In February 2023, based on the recommendation of Mr. Spencer, as well as the observations by Compensation Committee members of these officers and its own assessment of each NEO’s effectiveness, the Compensation Committee determined the level of achievement of each NEO’s 2022 individual goals as follows:
Name	Individual Goals	Individual Achievement	Individual Achievement Percentage
Kelly MacDonald
• Deliver target financial metrics set forth in Board-approved Operating Plan including year-end cash targets, improved internal reporting efficiencies, report outs and strategic planning (20%)
• Increase impact of investor relations to match transformation of underlying business, including expanded analyst coverage, execution of communication plan and staff development (20%)
• Execute key financial objectives, goals and processes with integrity and compliance excellence, including SEC filings, streamlining closing process, improving SOX function and improving enterprise risk management function, tax strategy and treasury function (20%)
• Serve as enterprise leader and own the financial considerations within corporate strategy, as well as new product assessments and long-range planning (20%)
• Increase organizational and bench strength within finance, develop succession plans and professional development plans for staff and support DEI initiatives (20%)
		Met all goals, and exceeded goals for the year as follows: • Substantial improvements in internal processes and financial metrics • Improved analyst coverage	118%
Robert Janssen, M.D.	• Drive HEPLISAV-B revenue growth by, among other things, engaging with ACIP, key opinion leaders and establishing communications processes (30%)	Met all goals, and exceeded goals for the year as follows: • Obtained PIP waiver from European regulators, saving	107%

Name	Individual Goals	Individual Achievement	Individual Achievement Percentage

• Enable COVID-19 Partnerships through review of safety reports and review/analysis of clinical data and regulatory information (5%)
• Expand our product portfolio to support continued growth through conduct of clinical and regulatory assessments (10%)
• Advance our existing pipeline (45%)
 • TdaP
 ○ Complete pre-work and enrollment of adult and adolescent arms, critically analyzing and interpreting immune response data and initiating challenge study
• Shingles/Zoster
 ○ Complete pre-work and initiate phase 1/2 study
• Plague
 ○ Complete pre-work and initiate Phase 2 study
• Continue to strengthen our organizational capabilities and culture (10%)
millions in costs • Built organizational strength through numerous high-quality hires including VP of Clinical Development and VP of Regulatory Affairs
After making these determinations regarding levels of corporate and individual performance achieved against the pre-established performance goals, the Compensation Committee (and the Board with respect to Mr. Spencer) reviewed and approved the annual cash incentive payouts noted below. As noted above, for the NEOs other than Messrs. Spencer and Novack, the cash incentive payouts were based 80% on achievement of corporate goals and 20% on individual performance.
			2022 Actual Annual Cash Incentive Paid
	2022 Target Annual Cash Incentive		Achievement of Corporate Goals		Achievement of Individual Goals		Total(1)
Name	% of Base Salary	$(1)	% of Target Annual Cash Incentive	$(1)	% of Target Annual Cash Incentive	$(1)
Ryan Spencer(2)	70%	$486,500	112%	$544,880	NA	NA	$544,880
David F. Novack(2)	60%	$327,443	112%	$366,736	NA	NA	$366,736
Kelly MacDonald	50%	$212,500	112%	$190,400	118%	$50,150	$240,550
Robert Janssen, M.D.	50%	$250,088	112%	$224,079	107%	$53,519	$277,598
(1)	Amounts are rounded to nearest dollar.
(2)	Messrs. Spencer and Novack did not have separate individual goals, only corporate goals.
Long-Term Equity Incentive Awards
2022 Equity Awards
In making annual long-term equity incentive awards to our NEOs in early 2022, the Compensation Committee considered each NEO’s total equity outstanding as of December 31, 2021, individual performance during 2021, the potential amount that could be realized at different hypothetical stock prices upon exercise of those awards and each NEO’s percentage of ownership of the Company. The Compensation Committee also reviewed market and peer group data reference points with respect to an approximation of grant date fair value and shares as a percentage of total common shares outstanding. Additionally, the Compensation Committee considered the mix of stock options and RSUs granted in 2021. The Compensation Committee made final determinations based on its judgment in accordance with our pay-for-performance philosophy and the need to retain and motivate these highly experienced and essential members of our management team.
For 2022, the Compensation Committee (and the Board with respect to Mr. Spencer) determined to grant each NEO’s annual long-term incentive compensation with a mix of stock options and RSUs. Specifically, in February 2022, the Compensation Committee approved annual equity grants for the NEOs in the form of time-based stock options and time-based and performance-based RSUs, with stock options representing two-thirds of the aggregate target award value, and RSUs representing one-third of the target award value, half of which were intended to be time-based RSUs and half of which were intended to be performance-based RSUs. This particular mix was chosen in order to provide appropriate retention incentives and the opportunity for our NEOs to realize value directly in line with our stock price, particularly in light of historic volatility in our stock price.
The time-based stock options granted in 2022 vest over three years, with one-third of the shares vesting on the first anniversary of the grant date and the remainder vesting in equal monthly installments thereafter, subject to the NEO’s continuous service with us through the vesting date. The time-based RSUs granted in 2022 vest over three years, with one-third of the shares vesting on each anniversary of the grant date.
The performance-based RSUs granted in 2022 would, subject to and qualified by the terms of the grant agreement, vest solely upon the Compensation Committee’s certification that our relative total stockholder return ranking (as defined in the grant agreement) is equal to or greater than the fiftieth percentile during the performance period starting January 1, 2022 and ending December 31, 2024 (“Performance Period”). To calculate the relative ranking, the Company’s total stockholder return will be compared to the returns of the other companies comprising the Nasdaq Biotechnology Index during the entire Performance Period. No shares can vest under these awards if the Company’s relative ranking is below the fiftieth percentile.
The table below describes the stock options and RSUs granted to our NEOs in fiscal year 2022. Our Compensation Committee used its subjective judgement to determine the size of awards it believed were appropriate for each named executive officer, weighing the factors described above and in particular, the peer group data, each NEO’s current equity holdings and its desire to provide strong retentive value. Each of the 2022 equity awards listed below were granted in February 2022, except as otherwise noted.
Name	Time-Based Stock Option Awards (# of shares)	Time-Based RSU Awards (# of shares)	Performance-Based RSU Awards (# of shares)
Ryan Spencer	350,000	62,500	62,500
David F. Novack	150,000	26,500	26,500
Kelly MacDonald	90,500	16,000	16,000
Robert Janssen, M.D.	75,000	13,000	13,000
Vesting of 2020 Performance-Based RSUs
With respect to the performance-based RSUs granted in February 2020 as part of the annual grant program, the Compensation Committee certified in August 2022 that the goals for a portion of the performance-based RSU awards had been achieved, and certified in December 2022 that the goals for the remaining portion had been achieved, and therefore 100% of such performance-based RSUs would vest as follows: Mr. Spencer, 29,662 shares in August and 9,888 shares in December; Mr. Novack, 26,250 shares in August and 8,750 shares in December; and Dr. Janssen, 18,750 shares in August and 6,250 shares in December. Specifically, (i) in August, the Compensation Committee determined that the Company achieved the HEPLISAV-B net sales target of $25 million in a quarter prior to the end of 2022 (weighted 75%) by achieving HEPLISAV-B net sales of $32.7 million for the second quarter of 2022, and (ii) in December, the goal of achieving an ACIP preferential recommendation for HEPLISAV-B prior to the end of 2022 (weighted 25%) (the “ACIP Goal”) as a result of the ACIP publishing its universal recommendation for hepatitis B vaccination for adults in April 2022, as further described above under “Key 2022 Highlights and Performance Against Core Priorities.” Although the ACIP recommendation was a universal recommendation and not a preferential recommendation, the Compensation Committee determined that the ACIP Goal was consistent with the Company’s shift in policy strategy to support a universal recommendation over a preferential recommendation and that the universal recommendation provided significant benefit to the Company’s business, and therefore the ACIP Goal was achieved.

Other Executive Compensation Matters
Equity Compensation Policies
Our Compensation Committee approves equity awards for NEOs and authorizes the Chief Executive Officer to approve equity awards for all other employees based on approved pools for annual and new hire grants. Awards for vice president and above who are not NEOs are approved either at a regularly scheduled meeting of the Compensation Committee or by unanimous written consent. The effective date of the grant is generally the date of the meeting, or the date the last person executes the unanimous written consent.
The exercise price of stock options is not less than the closing price of our common stock on the Nasdaq Global Select Market on the grant date of the stock option. We have no practice of timing grants of stock options or restricted stock awards to coordinate with the release of material non-public information, and we have not timed the release of material non-public information for purposes of affecting the value of the compensation awarded to our NEOs or any other employee.
We encourage our NEOs to hold a significant equity interest in our Company, but we have not set specific stock ownership guidelines.
Compensation Recovery Policy
Amounts paid and awards granted under our equity plans will be subject to recoupment in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable regulations under the Securities Act of 1933, as amended (the “Securities Act”), any clawback policy the Company adopts or as is required by applicable law. In addition, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act once the SEC final regulations on the subject become effective.
Tax and Accounting Implications
Accounting for Stock-Based Compensation
Under Financial Accounting Standard Board ASC Topic 718 (“ASC 718”), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718. The accounting impact of our compensation programs is one of many factors that the Compensation Committee considers in determining the structure and size of our executive compensation programs.
Deductibility of Executive Compensation
Under Section 162(m), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible.
Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s NEOs in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.
Compensation Risk Analysis
During fiscal 2022, our Compensation Committee reviewed our compensation policies as generally applicable to our employees in order to determine whether any such programs were likely to present a material risk to the Company. As part of its assessment, the Compensation Committee considered, among other things, the allocation of compensation among base salary and short- and long-term compensation, our approach to establishing Company-wide and individual financial, operational and other performance targets, and the nature of our key performance metrics. As a result of this review and analysis, the Compensation Committee determined that our policies and programs do not encourage excessive or inappropriate risk taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.
Compensation Committee Report
In early 2023, the Compensation Committee discussed with management the Compensation Discussion and Analysis, contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Ms. Peggy V. Phillips, Chairperson
Mr. Natale Ricciardi
Dr. Daniel L. Kisner, M.D.

SUMMARY COMPENSATION TABLE
The following table sets forth all of the compensation awarded to, or earned by, our NEOs during the fiscal years ended December 31, 2022, 2021 and 2020.
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Compensation(3)	All Other Compensation	Total
Ryan Spencer Chief Executive Officer and Director	2022	$695,000	—	$1,522,500	$2,820,265	$544,880	$11,355(5)	$5,594,000
	2021	$600,000	—	$1,605,608	$1,720,450	$588,000	$5,431	$4,519,489
	2020	$515,000	—	$206,451	$455,338	$342,990	$2,000	$1,521,779
David F. Novack President and Chief Operating Officer	2022	$545,738	—	$645,540	$1,208,685	$366,736	$13,124(6)	$2,779,823
	2021	$519,750	—	$935,025	$1,013,100	$436,590	$13,635	$2,918,100
	2020	$495,000	—	$189,700	$523,742	$302,198	$2,000	$1,512,640
Kelly MacDonald(4) Senior Vice President and Chief Financial Officer	2022	$425,000	—	$389,760	$729,240	$240,550	$8,716(7)	$1,793,266
	2021	$312,500	$15,000	$—	$2,250,920	$221,875	$4,042	$2,804,337
Robert Janssen, M.D. Chief Medical Officer and Senior Vice President	2022	$500,176	—	$316,680	$604,343	$277,598	$11,983(8)	$1,710,780
	2021	$480,938	—	$534,300	$574,090	$329,443	$6,793	$1,925,564
	2020	$466,930	—	$135,500	$381,896	$256,345	$2,000	$1,242,671
(1)
Represents the aggregate grant date fair value of RSUs granted in the fiscal year in accordance with ASC 718. See note 15 of our “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K filed with the SEC on February 23, 2023 for a discussion of assumptions we made in determining the compensation costs included in this column. With regard to awards with performance-based vesting (“performance-based RSUs” or “PSUs”), the grant date fair value assumes the highest level of achievement had been met. For further discussion of these PSUs, see the section entitled “Compensation Discussion and Analysis – 2022 Executive Compensation Decisions – Long-Term Equity Incentive Awards.”

(2)
Represents the aggregate grant date fair value of option awards granted in the fiscal year in accordance with ASC 718. See note 15 of our “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K filed with the SEC on February 23, 2023 for a discussion of assumptions we made in determining the compensation costs included in this column.

(3)
Represents the annual cash incentive bonuses earned pursuant to our annual cash incentive bonus plan for services rendered in the fiscal year. For further discussion see the section entitled “Compensation Discussion and Analysis – 2022 Executive Compensation Decisions – 2022 Annual Cash Incentive Program– Structure, Goals and Payout Decision.”

(4)	Ms. MacDonald has served as our Senior Vice President and Chief Financial Officer since March 1, 2021.
(5)
Includes (i) $6,000 in 401(k) matching contribution made by the Company in the fiscal year and (ii) $5,355 of premiums for supplemental long-term disability insurance that is provided to certain members of our management.

(6)
Includes (i) $6,000 in 401(k) matching contribution made by the Company in the fiscal year and (ii) $7,124 of premiums for supplemental long-term disability insurance that is provided to certain members of our management.

(7)
Includes (i) $6,000 in 401(k) matching contribution made by the Company in the fiscal year and (ii) $2,716 of premiums for supplemental long-term disability insurance that is provided to certain members of our management.

(8)
Includes (i) $6,000 in 401(k) matching contribution made by the Company in the fiscal year and (ii) $5,983 of premiums for supplemental long-term disability insurance that is provided to certain members of our management.

GRANTS OF PLAN BASED AWARDS
The following table shows certain information regarding grants of plan-based awards to our NEOs during the fiscal year ended December 31, 2022.
Name	Grant Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards Target(2) (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of RSU and Option Awards(3) ($)
		Target ($)	Maximum ($)
Ryan Spencer	—	$486,500	$851,375	—	—	—	—	—
	2/10/2022	—	—	—	—	350,000	$12.74	$2,820,265
	2/10/2022	—	—	62,500	—	—	—	$726,250
	2/10/2022	—	—	—	62,500	—	—	$796,250
David F. Novack	—	$327,443	$573,025	—	—	—	—	—
	2/10/2022	—	—	—	—	150,000	$12.74	$1,208,685
	2/10/2022	—	—	26,500	—	—	—	$307,930
	2/10/2022	—	—	—	26,500	—	—	$337,610
Kelly MacDonald	—	$212,500	$371,875	—	—	—	—	—
	2/10/2022	—	—	—	—	90,500	$12.74	$729,240
	2/10/2022	—	—	16,000	—	—	—	185,920
	2/10/2022	—	—	—	16,000	—	—	203,840
Robert Janssen, M.D.	—	$250,088	$437,654	—	—	—	—	—
	2/10/2022	—	—	—	—	75,000	$12.74	$604,343
	2/10/2022	—	—	13,000	—	—	—	$151,060
	2/10/2022	—	—	—	13,000	—	—	$165,620
(1)
Represents the target and maximum level of cash incentive award in fiscal year 2022 as further described under “Compensation Discussion and Analysis – Elements of Executive Compensation”; our annual cash incentive program does not specify a minimum level.

(2)	Represents the number of PSUs granted in the fiscal year that are subject to performance-based vesting, as described in the “Compensation Discussion and Analysis.”
(3)
Represents the aggregate grant date fair value of awards granted in fiscal year 2022 in accordance with ASC 718. See Note 15 of our “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K filed with the SEC on February 23, 2023 for a discussion of the assumptions we made in determining the compensation costs included in this column. With regard to PSUs, the grant date fair value assumes the highest level of achievement had been met, as reported in the “Summary Compensation Table.” For further discussion of these PSUs, see the section entitled “Compensation Discussion and Analysis – 2022 Executive Compensation Decisions – Long-Term Equity Incentive Awards.”

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN BASED AWARDS TABLE
The material terms of NEO annual compensation and the explanations of the amounts of base salary, annual cash-based incentives, and equity-based awards in proportion to total compensation are described under “Compensation Discussion and Analysis” in this proxy statement. Our severance and change in control benefits are described under “Summary of Change in Control and Involuntary Termination Arrangements” in this proxy statement.
As discussed in the “Compensation Discussion and Analysis,” the fiscal year 2022 cash incentive amounts were paid pursuant to the annual cash incentive compensation program, based on the achievement of certain corporate and individual goals. Equity-based awards represent a mix of time-based options and time-based and performance-based RSUs, as described in the “Compensation Discussion and Analysis” and were granted in 2022 under our 2018 Equity Incentive Plan. The terms of our 2018 Equity Incentive Plan are described below under “Equity Benefit Plans.”

Equity Benefit Plans
2018 Equity Incentive Plan
General. The 2018 Equity Incentive Plan became effective May 31, 2018 and was most recently amended on May 26, 2022. The 2018 Equity Incentive Plan provides for the grant of incentive stock options (“ISOs”) to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards and other stock awards to employees, directors and consultants, including employees and consultants of our affiliates.
Administration. Our Board, or a duly authorized committee of our Board, administers our 2018 Equity Incentive Plan and is referred to as the “plan administrator” herein. Our Board has delegated concurrent authority to administer the 2018 Equity Incentive Plan to our Compensation Committee. The plan administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain awards and the number of shares of our common stock subject to such awards.
Stock Options. Stock options are generally granted with an exercise price equal to the fair market value of our common stock on the date of grant and vest at the rate specified by the plan administrator. The term of stock options granted under the 2018 Equity Incentive Plan may not exceed seven years from the date of grant. Except as otherwise provided in a participant’s stock option agreement, if a participant’s service relationship with us or any of our affiliates terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the termination of service. If a participant’s service relationship terminates due to disability or death, the participant (or the participant’s beneficiary) may exercise any vested stock options for up to 12 months in the event of disability or up to 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual. In no event may a stock option be exercised after its original expiration date.
Restricted Stock Units. Payment of the purchase price of a restricted stock unit award may be made in any form of legal consideration acceptable to the plan administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the plan administrator and set forth in the restricted stock unit award agreement. Except as otherwise provided in a participant’s restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of service for any reason.
Corporate Transaction and Change in Control. The following applies to each outstanding award under the 2018 Equity Incentive Plan and awards under the 2011 Equity Incentive Plan, 2021 Inducement Award Plan and 2017 Inducement Award Plan (the “Prior Plan Awards”) in the event of a corporate transaction or a change in control (each as defined in the 2018 Equity Incentive Plan), unless provided otherwise in the applicable award agreement or in any other written agreement between a participant and the Company or an affiliate. The term “Transaction” refers to such corporate transaction or change in control.
In the event of a Transaction, any awards outstanding under the 2018 Equity Incentive Plan or any Prior Plan Awards may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company) (such entity, the “acquiring entity”), and any reacquisition or repurchase rights held by us with respect to the award and/or Prior Plan Award may be assigned to the acquiring entity. If the acquiring entity does not assume, continue or substitute for such awards and/or Prior Plan Awards, then with respect to any such awards and/or Prior Plan Awards that are held by participants whose continuous service has not terminated prior to the effective time of the Transaction (such participants, the “current participants”), the vesting (and exercisability, if applicable) of such awards and/or Prior Plan Awards will be accelerated in full to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction), and such awards and/or Prior Plan Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Transaction, and any reacquisition or repurchase rights held by us with respect to such awards and/or Prior Plan Awards will lapse (contingent upon the effectiveness of the Transaction). With respect to performance awards, vesting will be deemed to be satisfied at the target level of performance. If the acquiring entity does not assume, continue or substitute for such awards and/or Prior Plan Awards, then any such awards that are held by persons other than current participants will terminate if not exercised (if applicable) at or prior to the effective time of the Transaction, except that any reacquisition or repurchase rights held by us with respect to such awards and/or Prior Plan Awards will not terminate and may continue to be exercised notwithstanding the Transaction.

In the event an award and/or Prior Plan Award will terminate if not exercised at or prior to the effective time of a Transaction, the plan administrator may provide that the holder of such award and/or Prior Plan Awards may not exercise such award and/or Prior Plan Award but instead will receive a payment equal in value to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the award and/or Prior Plan Award, over (ii) any exercise price payable by such holder in connection with such exercise.
Awards granted under the 2018 Equity Incentive Plan may be subject to acceleration of vesting and exercisability upon or after a change in control as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.
Amendment and Termination. The plan administrator has the authority to amend or terminate the 2018 Equity Incentive Plan, provided that such amendment or termination does not materially impair a participant’s existing rights without the participant’s written consent.
2011 Equity Incentive Plan
General. The 2011 Equity Incentive Plan became effective in January 2011 and was terminated in November 2020; therefore, there are no shares of our common stock available for grant under the 2011 Equity Incentive Plan.
Administration. The 2011 Equity Incentive Plan is administered by our Board, which may in turn delegate authority to administer the 2011 Equity Incentive Plan to a committee or committees, and is referred to as the “plan administrator” herein.
Stock Options. Stock options are generally granted with an exercise price equal to the fair market value of our common stock on the date of grant and vest at the rate specified by the plan administrator. The term of stock options granted under the 2011 Equity Incentive Plan may not exceed seven years from the date of grant. Except as otherwise provided in a participant’s stock option agreement, if a participant’s service relationship with us or any of our affiliates terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the termination of service. If a participant’s service relationship terminates due to disability or death, the participant (or the participant’s beneficiary) may exercise any vested stock options for up to 12 months in the event of disability or up to 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual. In no event may a stock option be exercised after its original expiration date.
Restricted Stock Units. Payment of the purchase price of a restricted stock unit award may be made in any form of legal consideration acceptable to the plan administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the plan administrator and set forth in the restricted stock unit award agreement. Except as otherwise provided in a participant’s restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of service for any reason.
Corporate Transaction or Change in Control. In the event of a corporate transaction or change in control (each as defined in the 2018 Equity Incentive Plan), the plan administrator shall take the actions as described above under the description of the 2018 Equity Incentive Plan with respect to outstanding awards under the 2011 Equity Incentive Plan.
Awards granted under the 2011 Equity Incentive Plan may be subject to acceleration of vesting and exercisability upon or after a change in control as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.

2021 Inducement Award Plan
General. The 2021 Inducement Award Plan became effective in January 2021 and was terminated in April 2022; therefore, there are no shares of our common stock available for grant under the 2021 Inducement Award Plan. Awards under the 2021 Inducement Award Plan were only granted to employees who satisfied the standards for inducement grants under Rule 5635(c)(4) of the Nasdaq Listing Rules. A person who previously served as an employee or director was not eligible to receive awards, other than following a bona fide period of non-employment.
Administration. The 2021 Inducement Award Plan is administered by our Board, which may in turn delegate some or all of such administration to a committee or committees composed of members of the Board, and is referred to as the “plan administrator” herein. Awards granted under the 2021 Inducement Award Plan were approved by our independent Compensation Committee or a majority of our independent directors (as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules).
Stock Options. Stock options are generally granted with an exercise price equal to the fair market value of our common stock on the date of grant and vest at the rate specified by the plan administrator. The term of stock options granted under the 2021 Inducement Award Plan may not exceed seven years from the date of grant. Except as otherwise provided in a participant’s stock option agreement, if a participant’s service relationship with us or any of our affiliates terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the termination of service. If a participant’s service relationship terminates due to disability or death, the participant (or his or her beneficiary) may exercise any vested stock options for up to 12 months in the event of disability or up to 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual. In no event may a stock option be exercised after its original expiration date.
Corporate Transaction or Change in Control. In the event of a corporate transaction or change in control (each as defined in the 2018 Equity Incentive Plan), the plan administrator shall take the actions as described above under the description of the 2018 Equity Incentive Plan with respect to outstanding awards under the 2021 Inducement Award Plan.
Awards granted under the 2021 Inducement Award Plan may be subject to acceleration of vesting and exercisability upon or after a change in control as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table shows certain information regarding outstanding equity awards for NEOs as of December 31, 2022.
		Option Awards						Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Vesting Commencement Date	Option Expiration Date	Number of Shares or Units that Have Not Vested (#)	Market Value of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights that Have Not Vested ($)(1)
Ryan Spencer	(7)	5,250	—	—	$30.60	2/6/2013	2/5/2023	—	—	—	—
	(7)	3,500	—	—	$16.70	2/6/2014	2/5/2024	—	—	—	—
	(7)	9,500	—	—	$16.00	2/9/2015	2/8/2025	—	—	—	—
	(7)	2,000	—	—	$30.49	9/10/2015	9/9/2025	—	—	—	—
	(7)	56,000	—	—	$16.45	2/1/2018	1/31/2025	—	—	—	—
	(8)	50,000	—	—	$3.81	6/14/2019	6/13/2026	—	—	—	—
	(8)	400,000	—	—	$6.80	12/16/2019	12/15/2026	—	—	—	—
	(2) (8)	122,777	7,223	—	$5.22	2/13/2020	2/12/2027	—	—	—	—
	(3) (8)	—	—	—	—	—	—	59,500	$633,080	—	—
	(2) (8)	152,777	97,223	—	$9.59	2/4/2021	2/3/2028	—	—	—	—
	(2) (8)	—	350,000	—	$12.74	2/10/2022	2/9/2029	—	—	—	—
	(5) (8)	—	—	—	—	—	—	62,500	$665,000	—	—
	(6) (8)	—	—	—	—	—	—	—	—	62,500	$665,000
David F. Novack	(7)	30,000	—	—	$21.40	3/25/2013	3/24/2023	—	—	—	—
	(7)	22,000	—	—	$17.10	2/4/2014	2/3/2024	—	—	—	—
	(7)	75,000	—	—	$16.00	2/9/2015	2/8/2025	—	—	—	—
	(7)	64,000	—	—	$21.99	2/4/2016	2/3/2023	—	—	—	—
	(7)	80,000	—	—	$16.45	2/1/2018	1/31/2025	—	—	—	—
	(7)	18,000	—	—	$16.45	2/1/2018	1/31/2025	—	—	—	—
	(8)	104,000	—	—	$10.47	2/22/2019	2/21/2026	—	—	—	—
	(8)	25,000	—	—	$3.81	6/14/2019	6/13/2026	—	—	—	—
	(8)	200,000	—	—	$6.80	12/16/2019	12/15/2026	—	—	—	—
	(2) (8)	136,000	8,000	—	$5.42	2/12/2020	2/11/2027	—	—	—	—
	(2) (8)	91,666	58,334	—	$9.41	2/3/2021	2/2/2028	—	—	—	—
	(4) (8)	—	—	—	—	—	—	35,000	$372,400	—	—
	(2) (8)	—	150,000	—	$12.74	2/10/2022	2/9/2029	—	—	—	—
	(5) (8)	—	—	—	—	—	—	26,500	$281,960	—	—
	(6) (8)	—	—	—	—	—	—	—	—	26,500	$281,960
Kelly MacDonald	(2) (9)	204,166	145,834	—	$8.90	3/1/2021	2/29/2028	—	—	—	—
	(2) (8)	—	90,500	—	$12.74	2/10/2022	2/9/2029	—	—	—	—
	(5) (8)	—	—	—	—	—	—	16,000	$170,240	—	—
	(6) (8)	—	—	—	—	—	—	—	—	16,000	$170,240
Robert Janssen, M.D.	(7)	18,000	—	—	$17.10	2/4/2014	2/3/2024	—	—	—	—
	(7)	56,000	—	—	$16.00	2/9/2015	2/8/2025	—	—	—	—
	(7)	80,000	—	—	$21.99	2/4/2016	2/3/2023	—	—	—	—
	(7)	80,000	—	—	$16.45	2/1/2018	1/31/2025	—	—	—	—
	(7)	18,000	—	—	$16.45	2/1/2018	1/31/2025	—	—	—	—
	(8)	104,000	—	—	$10.47	2/22/2019	2/21/2026	—	—	—	—
	(2) (8)	99,166	5,834	—	$5.42	2/12/2020	2/11/2027	—	—	—	—
	(2) (8)	51,944	33,056	—	$9.41	2/3/2021	2/2/2028	—	—	—	—
	(4) (8)	—	—	—	—	—	—	20,000	$212,800	—	—
	(2) (8)	—	75,000	—	$12.74	2/10/2022	2/9/2029	—	—	—	—
	(5) (8)	—	—	—	—	—	—	13,000	$138,320	—	—
	(6) (8)	—	—	—	—	—	—	—	—	13,000	$138,320

(1)	Represents the aggregate fair value of RSUs (including PSUs) based on the last closing price per share as of December 31, 2022, of $10.64.
(2)	Options vest at the rate of 1/3rd of the shares on the first anniversary of the vesting commencement date, with 1/36th of the total number of shares vesting each month thereafter.
(3)	These RSUs were granted on February 4, 2021 and vest over three years with one-third vesting on each annual anniversary date.
(4)	These RSUs were granted on February 3, 2021 and vest over three years with one-third vesting on each annual anniversary date.
(5)	These RSUs were granted on February 10, 2022 and vest over three years with one-third vesting on each annual anniversary date.
(6)
These PSUs were granted on February 10, 2022. These PSUs vest if the Company’s relative total stockholder return ranking is equal to or greater than the 50th percentile before the end of 2024. To calculate the relative ranking, the Company’s total stockholder return will be compared to the returns of the other companies comprising the Nasdaq Biotechnology Index during the performance period of January 1, 2022 to December 31, 2024. No shares can vest under these awards if the Company’s relative ranking is below the fiftieth percentile.

(7)	Granted under the 2011 Equity Incentive Plan.
(8)	Granted under the 2018 Equity Incentive Plan.
(9)	Granted under the 2021 Inducement Award Plan.
OPTION EXERCISES AND STOCK VESTED
The following table provides information on stock awards that vested, including the number of shares acquired upon vesting and the value realized, determined as described below, for the NEOs in the fiscal year ended December 31, 2022.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Ryan Spencer	—	—	169,495	$2,263,946
David F. Novack	—	—	96,250	$1,327,375
Kelly MacDonald	—	—	—	—
Robert Janssen, M.D.	5,350	$35,662	58,750	$822,325
(1)
The value realized on exercise is determined by multiplying the number of shares of stock acquired upon the exercise by the difference between the exercise price and the market value of the underlying shares as reported by the Nasdaq Capital Market on the exercise date.

(2)	The value realized on vesting is determined by multiplying the number of shares of stock by the market value of the underlying shares as reported by the Nasdaq Capital Market on the vesting date.
PENSION BENEFITS
None of the NEOs participates in or has an account balance under any pension or qualified or non-qualified defined benefit retirement plan sponsored by the Company.
NON-QUALIFIED DEFERRED COMPENSATION
None of the NEOs participates in or has an account balance under any non-qualified defined contribution plan or other non-qualified deferred compensation plan maintained by the Company.

POTENTAL PAYMENTS UPON CHANGE IN CONTROL OR INVOLUNTARY TERMINATION
Summary of Change in Control and Involuntary Termination Arrangements.
To promote retention of certain key executives, our Board has authorized the Company to enter into Management Continuity and Separation Agreements with each NEO. We refer to such agreements in effect as of December 31, 2022 as the “Management Agreements.” In order to be eligible to receive benefits under the Management Agreements, our NEOs and other officers must execute a general waiver and release of claims, and such release must become effective in accordance with its terms.
Certain Transactions without Termination.
Pursuant to the 2018 Equity Incentive Plan, in the event that there had been a corporate transaction or change in control (each as defined in the 2018 Equity Incentive Plan) on December 31, 2022, and if the surviving or acquiring corporation had elected not to assume, continue or substitute for equity awards that were outstanding under the 2018 Equity Incentive Plan, 2011 Equity Incentive Plan, 2021 Inducement Award Plan and 2017 Inducement Award Plan held by each of our current service providers, including our NEOs, the vesting of such awards would accelerate in full. The table below outlines the potential payments and benefits payable to each NEO in this event, assuming such event had occurred on December 31, 2022.
Name	Transaction Where Award is Not Assumed, Continued or Substituted Value of Accelerated Stock Awards(1)
Ryan Spencer	$1,439,313
David F. Novack	$767,871
Kelly MacDonald	$423,991
Robert Janssen, M.D.	$422,232
(1)
Represents the value of accelerated vesting of equity awards assuming the event took place on December 31, 2022. The value for RSUs is calculated based on the closing price per share on December 31, 2022. The value for stock option awards is calculated based on the “spread” between the closing price per share on December 31, 2022 of $10.64 and the exercise price of the vested awards, to the extent such vested awards were “in the money.”

Pursuant to the terms of the PSUs granted in February 2022, in the event that there had been a corporate transaction or change in control (each as defined in the 2018 Equity Incentive Plan) on December 31, 2022, and if the surviving or acquiring corporation had elected to assume, continue or substitute for the PSUs, then (i) the vesting schedule of the PSUs would be revised as if the target number of PSUs would vest on each of the first three anniversaries of the grant date, subject to the NEO’s continued services; (ii) any portion of the PSUs that would have vested under such time-based schedule on or prior to the effective date of such transaction would become vested on such effective date; and (iii) any portion of the PSUs that would be unvested immediately following such effective date would vest in accordance with such time-based schedule. No associated acceleration value is disclosed in the table above this paragraph because the first vesting date under these circumstances would be February 2023.
Qualifying Termination in Connection with a Change in Control.
Under the Management Agreements, if, on or during the two-year period following a change in control (as described below), the NEO’s employment is terminated due to an “involuntary” termination without “cause” (and other than due to death or disability) or, if applicable, upon a resignation for “good reason” (as defined below) the NEO will, subject to the execution of a release of claims, be entitled to receive:
•
a lump-sum cash payment equal to a specified number of months (21 months for Mr. Spencer, 18 months for Mr. Novack and 15 months for our other NEOs) of the executive’s then-effective annual base salary;

•
a lump-sum cash payment equal to a specified percentage of the NEO’s target annual variable cash compensation (175% of such target for Mr. Spencer, 150% for Mr. Novack, and 125% of such target for our other NEOs) for the year of termination;

•
cash payments equal to the value of the applicable COBRA premiums for up to the same number of months as the NEO receives in base salary as set forth in the first bullet, payable in a single lump sum, (the “COBRA Payment”);

•	full acceleration of vesting of all outstanding equity awards at the time of such termination; and
•
the extension of exercisability of all stock options to purchase the Company’s common stock for a period of three years (one year for Ms. MacDonald) following termination of employment (but in any event not beyond each option’s expiration date).

In addition, if any payments or benefits would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and such payments would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (1) provided to the NEO in full or (2) reduced to such lesser amount that would result in no portion of such payments being subject to the excise tax, whichever amount after taking into account all applicable taxes, including the excise tax, would result in the NEO’s receipt, on an after-tax basis, of the greatest amount of such payments.
For purposes of the Management Agreements, “cause” generally means (1) gross negligence or willful misconduct in the performance of duties to the Company, where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries; (2) repeated unexplained or unjustified absence from the Company; (3) a material and willful violation of any federal or state law; (4) commission of any act of fraud with respect to the Company; or (5) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Board.
For purposes of the Management Agreements, “good reason” generally means the NEO’s voluntary termination following (1) a material reduction or change in job duties, responsibilities, and requirements inconsistent with the NEO’s position with the Company and his or her prior duties, responsibilities, and requirements, or a material change in the level of management to which the NEO reports; (2) any material reduction of base compensation (other than in connection with a general decrease in base salaries for most officers of the successor corporation); or (3) the refusal to relocate to a facility or location more than 35 miles from the Company’s current location. The NEO must provide 90 days’ notice of the event giving rise to good reason, give the Company 30 days to cure (if curable), and any resignation for good reason must occur within 180 days after the occurrence of the event giving rise to such resignation right.
The Management Agreements generally define a change in control to mean the occurrence of a change in the majority ownership of the voting securities of the Company; a merger that results in change in the majority ownership of the voting securities of the Company; the sale of all or substantially all of the assets; or over a period of 12 months or less, when a majority of our Board becomes comprised of individuals who were not serving on our Board as of a specified date, or whose nomination, appointment, or election was not approved by a majority of the directors who were serving on our Board as of such specified date.
The table below outlines the potential payments and benefits payable to each NEO in the event of such NEO’s termination in connection with a change in control of the Company, assuming such event had occurred on December 31, 2022.
Name	Severance Payment	Continuation of Benefits	Value of Accelerated Stock Awards(1)	Total
Ryan Spencer	$2,067,625	$40,456	$2,104,313	$4,212,393
David F. Novack	$1,309,771	$51,420	$1,049,831	$2,411,022
Kelly MacDonald	$796,875	$15,846	$594,231	$1,406,952
Robert Janssen, M.D.	$937,830	$31,844	$560,552	$1,530,226
(1)
Represents the value of accelerated vesting of equity awards assuming the event took place on December 31, 2022. The value for RSUs (including PSUs) is calculated based on the closing price per share on December 31, 2022. The value for stock option awards is calculated based on the “spread” between the closing price per share on December 31, 2022 of $10.64 and the exercise price of the vested awards, to the extent such vested awards were “in the money.”

Qualifying Termination Not in Connection with a Change in Control.
Under the terms of the Management Agreements, upon an “involuntary” termination without “cause” (and other than due to death or disability) or, if applicable, upon a resignation for “good reason” (each as defined above), the NEO will, subject to the execution of a release of claims, be entitled to receive:
•
a lump-sum cash payment equal to the specified number of months (18 months for Mr. Spencer, 15 months for Mr. Novack and 12 months for our other NEOs) of the executive’s then-effective annual base salary;

•	the COBRA Payment; and
•
for Messrs. Spencer and Novack, the extension of exercisability of all vested stock options to purchase the Company’s common stock for a specified number of months (18 months for Mr. Spencer, 15 months for Mr. Novack and 12 months for our other NEOs) following termination of employment (but in any event not beyond each option’s expiration date).

The table below outlines the potential payments and benefits payable to each NEO, in the event of such NEO’s involuntary termination not in connection with a change in control assuming such event had occurred on December 31, 2022.
Name	Severance Payment	Continuation of Benefits	Value of Accelerated Stock Awards	Total
Ryan Spencer	$1,042,500	$34,676	$—	$1,077,176
David F. Novack	$682,173	$42,850	$—	$725,022
Kelly MacDonald	$425,000	$12,677	$—	$437,677
Robert Janssen, M.D.	$500,176	$25,475	$—	$525,651

PAY RATIO DISCLOSURE
Under SEC rules, we are required periodically to calculate and disclose the annual total compensation of our median employee, as well as the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our Chief Executive Officer (“CEO Pay Ratio”).
Pursuant to SEC rules, we are permitted to use the same median employee we identified in 2021 because we have determined that there have been no changes to our employee population or employee compensation arrangements in 2022 that we believe would significantly affect our CEO Pay Ratio disclosure. However, because our 2021 median employee is no longer employed by us, we substituted another employee with substantially similar compensation as our median employee for 2022. Once the median employee was identified, we then calculated the annual total compensation of this employee for 2022 in accordance with the requirements of the Summary Compensation Table.
For 2022, the median of the annual total compensation of our employees (other than our Chief Executive Officer) was $228,871 and the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this proxy statement, was $5,594,000. Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our employees (other than our Chief Executive Officer) was approximately 24-to-1.
The CEO Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.
Neither the Compensation Committee nor our management used our CEO Pay Ratio measure in making compensation decisions.

ITEM 402(V) PAY VERSUS PERFORMANCE
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and NEO pay. For additional information about our pay-for-performance philosophy and how we align NEO compensation with Company performance, refer to the Compensation Discussion and Analysis beginning on page 16.
Required Tabular Disclosure of Pay Versus Performance
The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Compensation Discussion and Analysis” section beginning on page 16.
					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)(1&2)	Compensation Actually Paid to PEO ($)(1&3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1&2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1&3)	Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(4)	Net Income (thousands) ($)(5)	HEPLISAV-B Product Revenue (thousands) ($)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	5,594,000	3,889,804	2,094,623	1,411,504	182.52	101.47	293,156	125,937
2021	4,519,489	9,202,304	2,410,600	3,623,574	245.98	126.45	76,713	61,870
2020	1,521,779	429,945	1,331,353	790,834	77.80	126.42	(75,240)	36,030
[1]	NEOs included in these columns reflect the following:
Year	PEO	Non-PEO NEOs
2022	Ryan Spencer	David Novack, Kelly MacDonald, Robert Janssen
2021	Ryan Spencer	David Novack, Kelly MacDonald, Michael Ostrach, Robert Janssen
2020	Ryan Spencer	David Novack, Michael Ostrach, Robert Janssen
[2]	Amounts reflect Summary Compensation Table Total Compensation for our PEO and average for our non-PEO NEOs for each corresponding year.
[3]
The following table details the adjustment to the Summary Compensation Table Total Compensation for our PEO, as well as the average for our other NEOs, to determine CAP, as computed in accordance with Item 402(v) of Regulation S-K. Amounts do not reflect actual compensation earned by or paid to our PEO or other NEOs during the applicable year.

	PEO			Non-PEO NEOs Average
	2022	2021	2020	2022	2021	2020
Total Compensation as reported Summary Compensation Table (“SCT”)	$5,594,000	$4,519,489	$1,521,779	$2,094,623	$2,410,600	$1,331,353
Less: Grant Date Fair Value of Equity Awards as reported in SCT (a)	$4,342,765	$3,326,058	$661,789	$1,298,083	$1,643,374	$582,745
Add: Year-End Fair Value of Equity Awards Granted in the Year (b)	$3,476,330	$4,882,395	$310,752	$1,038,830	$1,992,012	$277,630
Add: Change in Fair Value of Outstanding and Unvested Equity Awards (b)	($465,699)	$1,740,424	($516,740)	($297,965)	$358,516	($143,065)
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (b)	$0	$0	$0	$0	$0	$0
Add: Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	($372,062)	$1,386,054	($224,058)	($125,902)	$538,978	($92,339)
Add: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$0	$0	$0	$0	($33,158)	$0
Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation(c)	$0	$0	$0	$0	$0	$0
Compensation Actually Paid	$3,889,804	$9,202,304	$429,945	$1,411,504	$3,623,574	$790,834
(a)	The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)
In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. Fair values as of each measurement date were determined using valuation assumptions and methodologies (including volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant under US GAAP. For options, fair values were estimated using the Black-Scholes formula. The range of estimates used in the option fair value calculations are as follows: (i) for 2022, expected life between 1.5 years – 3.6 years, volatility between 69% - 103%, dividend yield of 0%, and risk-free interest rate between 0.8% - 4.5%; (ii) for 2021, expected life between 1.2 years – 4.6 years, volatility between 78% - 114%, dividend yield of 0%, and risk-free interest rate between 0.1% - 1.2%; (iii) for 2020, expected life between 1.3 years – 5.6 years, volatility between 63% - 100%, dividend yield of 0%, and risk-free interest rate between 0.1% - 1.6%.

For PSUs, fair values were estimated using a Monte Carlo simulation model, using assumptions that are generally consistent with those used to estimate fair value at grant date. The fair values reflect the probable outcome of the performance vesting conditions as of each measurement date. See “Stock Compensation Plans” in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the corresponding fiscal year, where we explain assumptions made in valuing equity awards at grant.
(c)	Amount of equity award adjustments may differ from amount reported in the table above due to rounding.
[4]
The amounts reflect the cumulative total shareholder return of our common stock (column (f)) and the Nasdaq Biotechnology Index (column (g)) at the end of each fiscal year. In each case, assume an initial investment of $100 on December 31, 2019, and reinvestment of dividends, if any.

[5]	The dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.
[6]	As required by Item 402(v) of Regulation S-K, we have determined that HEPLISAV-B product revenue is the Company-Selected Measure.
Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between Company total shareholder return and that of the Nasdaq Biotechnology Index. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.

CAP vs. TSR
Compensation Actually Paid ($ millions)
TSR
$0
$2
$4
$6
$8
$10
$0
$50
$100
$150
$200
$250
2020
2021
2022
$0.4
$0.8
$9.2
$3.6
$3.9
$1.4
$78
$246
$183
$126
$126
$101
Compensation Actually Paid (PEO)
Avg. Compensation Actually Paid (Non-PEO NEOs)
Dynavax TSR
Nasdaq Biotechnology Index

CAP vs. Net Income
Compensation Actually Paid ($ millions)
Net Income ($ millions)
$10
$8
$6
$4
$2
$0
$350
$300
$250
$200
$150
$100
$50
$0
($50)
($100)
$0.4
$0.8
$9.2
$3.6
$3.9
$1.4
-$75
$77
$293
2020
2021
2022
Compensation Actually Paid (PEO)
Avg. Compensation Actually Paid (Non-PEO NEOs)
Net Income

Required Tabular Disclosure of Most Important Measures
The most important financial performance measures used by the Company to link CAP to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are set forth below. For further information regarding these performance metrics and their function in our executive compensation program, please see “Compensation Discussion and Analysis” beginning on page 16.
•	HEPLISAV-B Vaccine Revenue
•	CpG 1018 Adjuvant Revenue
•	Relative TSR for Dynavax Common Stock Compared To Nasdaq Biotechnology Index
•	HEPLISAV-B Vaccine Market Share As Percent of U.S. Market For Hepatitis-B Vaccines
All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION
NON-EMPLOYEE DIRECTOR COMPENSATION PHILOSOPHY
Our non-employee director compensation philosophy is based on the following guiding principles:
•	aligning the long-term interests of stockholders and directors; and
•	compensating directors appropriately and adequately for their time, effort and experience
The elements of director compensation consist of annual cash retainers and equity awards, as well as customary and usual expense reimbursement in attending Board and committee meetings. In an effort to align the long-term interests of our stockholders and non-employee directors, the mix of cash and equity compensation has historically been, and is currently, weighted more heavily to equity.
The Board approves changes to non-employee director compensation after considering recommendations of the Compensation Committee. When considering non-employee director compensation decisions, the Compensation Committee believes it is important to be informed as to current compensation practices of comparable publicly held companies in the life sciences industry, especially to understand the demand and competitiveness for attracting and retaining the expertise of highly qualified individuals. Thus, the Compensation Committee considers recommendations from Arnosti based on an analysis of director compensation at our peer companies and observations from Arnosti regarding the practices of other companies. Our compensation arrangements for our non-employee directors are set forth in our Non-Employee Director Compensation Policy (the “Director Compensation Policy”), and our Board may approve additional cash and equity awards for our non-employee directors in its discretion. The Director Compensation Policy outlines cash and equity compensation automatically payable to non-employee members of the Board, unless such non-employee director declines receipt of such cash or equity compensation by written notice to us. The Compensation Committee reviews our non-employee director compensation relative to industry practices every year.
Our 2018 Equity Incentive Plan provides that the aggregate value of all cash and equity-based compensation granted or paid, as applicable, by the Company to any individual for service as a non-employee director with respect to any fiscal year of the Company will not exceed: (i) a total of $200,000 with respect to any such cash compensation; and (ii) $800,000 in total value with respect to any such equity-based compensation (including awards granted under our 2018 Equity Incentive Plan and any other equity-based awards), provided that for any individual who is first appointed or elected to the Board as a non-employee director during any fiscal year of the Company, the limit for such individual’s equity-based compensation will be $1,200,000 with respect to such fiscal year, in each case calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes. The limit on non-employee director compensation is not intended to serve as an increase in the annual amount of non-employee director compensation; rather, the limit is intended to provide a cap on the amount of compensation the Board can approve for non-employee directors each year.
CASH COMPENSATION ARRANGEMENTS
During 2022, under our Director Compensation Policy, each member of our Board who was not an employee or officer of the Company received the following cash compensation for Board services:
•	A $100,000 annual retainer for service as Chair of the Board or, alternatively, a $50,000 annual retainer for service as a member of the Board.
•	A $20,000 annual retainer for the Chair of the Audit Committee and a $10,000 annual retainer for each additional member of the Audit Committee.
•	A $15,000 annual retainer for the Chair of the Compensation Committee and a $7,000 annual retainer for each additional member of the Compensation Committee.
•	A $10,000 annual retainer for the Chair of the Nominating and Corporate Governance Committee and $5,000 annual retainer for each additional member of the Nominating and Corporate Governance Committee.
Cash compensation is paid on a quarterly basis, in advance, except that for new appointments (whether to the Board or to a committee seat not previously held) the fees for that quarter are pro-rated based on the actual number of days served during such quarter. We also reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and committees of our Board.

EQUITY COMPENSATION
The below summarizes our equity compensation program for non-employee directors under the Director Compensation Policy:
•
Each new director automatically receives an initial equity award (“Initial Grant”) upon the date each such person is elected or appointed to the Board that vests in equal annual installments over three years, provided the director continues to provide services to us through each vesting date;

•	The Initial Grant consists of a non-qualified stock option and an RSU, together equal to the stock option equivalent of 60,000 shares of our common stock;
•
On the date of each annual meeting of our stockholders, each non-employee director automatically receives a subsequent equity award (“Subsequent Grant”) that vests in full on the one-year anniversary of the grant date, provided the director continues to provide services to us through each vesting date; and

•	The Subsequent Grant consists of a non-qualified stock option and an RSU, together equal to the stock option equivalent of 30,000 shares of our common stock.
Each Initial Grant and each Subsequent Grant under the Director Compensation Policy will be delivered such that approximately 75% of the value is delivered as a non-qualified stock option and approximately 25% of the value is delivered as an RSU, using the methodology for determining actual share amounts and the stock option to RSU award ratio most recently approved by the Board or the Compensation Committee. Also, under the Director Compensation Policy, a non-employee director’s first Subsequent Grant is reduced to the following:
a.	75% of the Subsequent Grant if the service period from the non-employee director’s initial election or appointment date to the annual meeting was between 7 and 10 months;
b.	50% of the Subsequent Grant if the service period from the non-employee director’s initial election or appointment date to the annual meeting was between 4 and 7 months;
c.	25% of the Subsequent Grant if the service period from the non-employee director’s initial election or appointment date to the annual meeting was between 1 and 4 months; and
d.	0% of the Subsequent Grant if the service period from the non-employee director’s initial election or appointment date to the annual meeting was less than 1 month.
DIRECTOR COMPENSATION TABLE
The following table shows certain information with respect to the cash and equity compensation of all non-employee directors of the Company for the fiscal year ended December 31, 2022:
Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)(4)	Option Awards(3)(4)	Total
Scott Myers	$100,000	$46,930	$127,238	$274,168
Francis R. Cano, Ph.D.	$55,000	$62,570	$169,650	$287,220
Julie Eastland	$70,000	$62,570	$169,650	$302,220
Andrew A. F. Hack, M.D., Ph.D.	$60,000	$62,570	$169,650	$292,220
Daniel L. Kisner, M.D.	$67,000	$62,570	$169,650	$299,220
Brent MacGregor	$55,000	$62,570	$169,650	$287,220
Peter R. Paradiso, Ph.D.	$50,000	$62,570	$169,650	$282,220
Peggy V. Phillips	$75,000	$62,570	$169,650	$307,220
Natale Ricciardi	$57,000	$62,570	$169,650	$289,220
Elaine Sun	$52,989	$31,291	$84,825	$169,105
(1)
Mr. Spencer was an employee director during 2022, and his compensation is fully reflected in the “Summary Compensation Table” above. Mr. Spencer did not receive any additional compensation in 2022 for services provided as a member of our Board.

(2)	Consists of fees earned or paid in 2022 for Board and committee membership as described above.
(3)
Represents the aggregate grant date fair value of stock options and RSUs, as applicable, granted in the fiscal year in accordance with ASC 718. See note 15 of our “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K filed with the SEC on February 23, 2023, for a discussion of assumptions we made in determining the compensation costs included in this column. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the non-employee directors.

(4)
As of December 31, 2022, each then-serving non-employee director held outstanding stock options and RSUs to purchase the following numbers of shares of our common stock: Mr. Myers held options to purchase 61,875 shares of our common stock and RSUs covering 14,732 shares of our common stock; Dr. Cano held options to purchase 122,300 shares of our common stock and RSUs covering 5,357 shares of our common stock; Ms. Eastland held options to purchase 97,500 shares of our common stock and RSUs covering 5,357 shares of our common stock; Dr. Hack held options to purchase 81,250 shares of our common stock and RSUs covering 5,357 shares of our common stock; Dr. Kisner held options to purchase 141,700 shares of our common stock and RSUs covering 5,357 shares of our common stock; Mr. MacGregor held options to purchase 97,500 shares of our common stock and RSUs covering 5,357 shares of our common stock; Dr. Paradiso held options to purchase 91,250 shares of our common stock and RSUs covering 5,357 shares of our common stock; Ms. Phillips held options to purchase 141,700 shares of our common stock and RSUs covering 5,357 shares of our common stock; Mr. Ricciardi held options to purchase 130,250 shares of our common stock and RSUs covering 5,357 shares of our common stock; and Ms. Sun held options to purchase 56,250 shares of our common stock and RSUs covering 13,393 shares of our common stock.

Equity Compensation Plan Information
The following table provides certain information about our equity compensation plans as of the fiscal year ended December 31, 2022.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders:
2011 Equity Incentive Plan	1,086,870	$17.69	—
2014 Employee Stock Purchase Plan(1)	—	$—	883,796
2018 Equity Incentive Plan	6,071,289	$9.04	15,252,440
Equity compensation plans not approved by security holders:
2017 Inducement Award Plan(2)	99,000	$17.34	—
2021 Inducement Award Plan(4)	2,081,133	$11.56	—(5)
Total:	9,338,292	$10.70	16,136,236
(1)	As of December 31, 2022, an aggregate of 883,796 shares remained available for future issuance under the 2014 Employee Stock Purchase Plan.
(2)
In order to induce qualified individuals to join our Company, on November 28, 2017, our Board adopted the 2017 Inducement Award Plan (the “2017 Inducement Plan”), which provided for the issuance of up to 1,200,000 shares of Company common stock to new employees of the Company. Stockholder approval of the 2017 Inducement Plan was not required under Nasdaq Marketplace Rule 5635(c)(4). Upon the effectiveness of the 2018 Equity Incentive Plan, no additional awards were granted under the 2017 Inducement Plan. All shares currently subject to awards outstanding under the 2017 Inducement Plan, which awards expire or are forfeited, are included in the reserve for the 2018 Equity Incentive Plan to the extent such shares would otherwise return to such plan. Awards granted under the 2017 Inducement Plan have a term of 10 years. Exercisability, option price and other terms are determined by the plan administrator, but the option price cannot be less than 100% of fair market value of those shares on the date of grant. Stock options granted under the 2017 Inducement Plan generally vest over a period of four years, with the exception of performance-based awards which will vest upon achievement of certain performance conditions.

(3)
3,517,088 shares subject to restricted stock units (“RSUs”) were granted under the 2018 Equity Incentive Plan. Since these awards have no exercise price, they are not included in the weighted-average exercise price calculation.

(4)
In January 2021, our Board adopted the 2021 Inducement Award Plan (the “2021 Inducement Plan”), under which we initially reserved 1,500,000 shares of common stock, and which we later approved to increase to an aggregate of 3,250,000 shares of common stock for issuance to be used exclusively for grants of awards to individuals who were not previously employees or directors of the Company. Stockholder approval of the 2021 Inducement Plan was not required under Nasdaq Marketplace Rule 5635(c)(4). The 2021 Inducement Plan provides for the issuance of nonstatutory stock options, restricted stock awards, RSUs, stock appreciation rights, performance stock awards and other stock awards exclusively to individuals who were not previously employees or directors of the Company, or who had experienced a bona fide period of non-employment, as an inducement material to the individual’s entry into employment with us within the meaning of Nasdaq Marketplace Rule 5635(c)(4). The terms of awards under the 2021 Inducement Plan are substantially similar to those of the 2018 Equity Incentive Plan, including the treatment of awards upon change in control transactions. As of December 31, 2022, options to purchase 2,081,133 shares were outstanding under the 2021 Inducement Plan. All options granted under the 2021 Inducement Plan have a maximum term of seven years. Awards under the 2021 Inducement Plan may be amended by the Board at any time or from time to time in accordance with the terms of the 2021 Inducement Plan and applicable law.

(5)	The Board terminated the 2021 Inducement Plan effective as of April 3, 2022, and therefore, there were no shares available for grant under the 2021 Inducement Plan as of December 31, 2022.

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE GUIDELINES
In February 2016, our Board adopted Corporate Governance Guidelines that set forth key principles to guide the Board in its exercise of responsibilities and serve the interests of the Company and our stockholders. The Corporate Governance Guidelines were reviewed and updated by the Board in February 2018. Our Corporate Governance Guidelines can be found under the header “Investors” and, within that, under the header “Corporate Governance and Compliance” of our website at www.dynavax.com. In addition, these guidelines are available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Dynavax Technologies Corporation, 2100 Powell Street, Suite 720, Emeryville, California 94608.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS
Our Commitment. We are committed to conducting our business in compliance with all applicable legal and ethical standards. In addition, we are committed to helping to protect the environment.
Our Approach. Our Board oversees our environmental, social and governance efforts through each of our standing Board committees. Our Nominating and Corporate Governance Committee oversees our governance strategy, efforts and policies. Our Compensation Committee oversees the Company’s strategies, efforts and policies related to human capital management, including with respect to development, training, engagement and diversity of our employees. Our Audit Committee oversees corporate compliance matters and enterprise risk management and our guidelines and policies with respect to risks relating to data privacy, technology and information security. We also have internal Enterprise Risk Management and Environmental, Social and Governance Committees that report to our Board and our standing Board committees regularly.
Our Core Values. Our core values are deeply ingrained principles that guide our Company’s actions and serve as our cultural cornerstones. As a developer and manufacturer of vaccines, we operate with the highest level of quality, integrity, and safety for the betterment of public health. These are paramount aspects of what we do every day. In addition, we strive to maintain a culture that is focused on creating an environment where each employee is valued by the organization and where our organization is valued by each employee. Below is a list of our core values.
•	Committed To Doing What Is Right: We approach all that we do with integrity and quality to ensure we maintain trust and credibility with patients, colleagues, and all of our stakeholders.
•	Celebrate Individuals: We recognize each team member as an individual, respecting who they are, and the combined value of everyone’s unique perspectives and experiences.
•	A Community Of Collaboration: We provide support and encouragement to each other, both personally and professionally, to create a community focused on working together to accomplish our shared goals.
•	Empower One Another To Make A Difference: We operate from a place of trust and high expectations inspiring one another to take ownership, venture beyond the obvious, and to bring our best every day.
•	Embrace The Challenge: Together, as one team focused on results, we confront challenges with confidence and enthusiasm, never letting obstacles or hard work deter us from driving innovation.
Ethics and Compliance. Our Ethics and Compliance program includes our Code of Business Conduct and Ethics, which sets forth our expectations that all of our employees globally conduct their business activities in a legal and ethical manner. The Code of Business Conduct and Ethics can be found on our website under the header “Investors” and, within that, under the header “Corporate Governance and Compliance.” We have a Chief Ethics and Compliance Officer, a Compliance Steering Committee and policies, procedures and training addressing specific aspects of our business, including advertising and promotion; engagements with healthcare providers; and regarding our business activities outside the United States to ensure they comply with the U.S. Foreign Corrupt Practices Act and all other applicable anti-corruption laws. We certify on an annual basis to having a comprehensive compliance program that meets the standards set forth under California law. This certification, which sets forth all of the elements of our healthcare compliance program, can be found on our website.
Product Safety and Quality. We have a comprehensive drug safety and pharmacovigilance system to fulfil our legal responsibilities in relation to pharmacovigilance and which is designed to monitor the safety of our products to detect any change to their risk-benefit profile. Our drug safety and pharmacovigilance team receive, review and perform analyses of safety information received globally from a number of sources, including but not limited to, clinical trials, scientific publications and literature, and post-marketing spontaneous reports to identify any safety trends or signals that may impact the risk-benefit profile of our products.
The objective of our product quality system is to ensure consistent, sustainable production of safe and effective products, while facilitating continuous improvement of our processes and systems. These objectives are formalized in the Company’s quality manual, which outlines the Company’s commitments to compliance with all applicable regulatory requirements and safety and quality best practices, including current Good Manufacturing Practices, Good Distribution Practices, Good Laboratory Practices, Good Pharmacovigilance Practices, and Good Clinical Practices wherever appropriate. Our executive management has appointed a quality function, led by our Vice President of Quality, with the authority and responsibility for coordinating all aspects of our quality system and our Vice President of Quality reports directly to our President and Chief Operating Officer. In addition, all personnel involved in pharmaceutical product development, production and testing participate in training and qualification programs, designed to ensure that they have the necessary education, training and experience to perform their job functions.
Environmental. We have made, and will continue to make, expenditures for environmental compliance and protection. To that end, our headquarters is in a building certified as “Gold” level on the LEED Scorecard as set forth by the United States Green Building Committee. Additionally, we offer incentives to our employees to utilize public transit in order to reduce traffic congestion and pollution and there is a free shuttle from our building to public transportation. Access to our offices has been limited to essential workers since the beginning of the pandemic. We do not plan to have our headquarter-based employees return to our headquarters full-time in the near future. We believe this transition to a largely virtual environment further helps reduce congestion and pollution. Additionally, during 2022, we significantly reduced the size of our headquarters office space, which we expect will further reduce our carbon footprint both in terms of energy consumption and less drivers driving to our office.
For the automobile fleet for our U.S. based sales force, we strive to keep the carbon footprint of the fleet low through replacing vehicles roughly every three years to take advantage of the latest technology regarding fuel economy. In addition, we have an active recycling program. In our office and manufacturing facility in Germany, we offer incentives to our employees to lease bikes or e-bikes in order to reduce traffic congestion and pollution, and we strive to reduce energy consumption with a variety of measures including obtaining more than 90% of electrical power from renewable sources. We continue to consider other ways in which we can conduct our business in an environmentally friendly manner.
Development, Training, Engagement and Diversity of Our Employees.Attracting and retaining top talent is key to the achievement of our strategic goals. The development and engagement of our employees is also a top priority of the human resources team. We perform annual performance reviews of all employees, and we seek employee feedback in a variety of ways, including annual employee surveys. In 2022, 30 leaders and key contributors completed a leadership development program led by an outside facilitator. Our senior management and human resources team periodically undertake comprehensive succession planning and talent development plan reviews, which include employees in senior director and above roles, and our leadership development program is designed to support the needs identified in these reviews. In addition, we have an extensive series of employee training programs on business ethics and compliance matters, including required annual trainings on our Code of Business Conduct and Ethics, our Anti-Corruption Compliance Policy and certain cybersecurity topics. Also, depending on employee roles and departments, we also provide employee training programs on medical affairs, commercial, sales and other matters.
In 2022, we continued to advance our three Diversity, Equity, and Inclusion (“DEI”) Commitments:
•	Fostering a culture where all employees are recognized and appreciated for the unique individuals they are and for their accomplishments in the workplace.
•	Providing education to our employees on the negative effects of unconscious bias.
•	Building and sustaining a team filled with a diversity of personal experiences, backgrounds, and perspectives.
In connection with our 2022 corporate goals, we partnered with external DEI consultants to develop and deliver unconscious bias training to our employees in 2022. Further, we train all hiring managers and those who interview candidates in the talent acquisition process on unconscious bias. Our human resources team undertakes to oversee and audit our DEI commitments and initiatives periodically and regularly reports to our senior management, including with respect to workforce demographic data. One of our corporate goals for 2023 is advancing our DEI commitments by launching mosaic community groups, which are employee resource and affinity groups formed to grow community and focus on a common interest or purpose. We recently launched our DEI survey to all employees, such that we can gather further information on our DEI initiatives and continue to work on our DEI commitments. We strive to create a diverse workforce and continue to work towards greater diversity in our workforce.
Community Involvement and Philanthropy. In 2022, we were proud to partner with Life Science Cares, a non-profit organization that leverages the power of the life science industry to solve one of our most intractable social issues—poverty. We also held our first annual Community Involvement Day in the U.S. in late 2022. During this Community Involvement Day, all U.S. employees were encouraged to dedicate their day to volunteerism, and many employees volunteered at local non-profits across the country. We also found several ways to support the Emeryville Unified School District with donations and guest speakers. We continue to provide all of our U.S. employees two paid days to volunteer in their local communities. Additionally, from time to time, we make donations to support a variety of charitable organizations which we believe align with our core values.
Vaccine Access. We are committed to developing and commercializing novel vaccines to help protect the world against infectious diseases, by utilizing proven, innovative adjuvant technology. We are currently focused on our efforts to drive long-term stockholder value by maximizing utilization of our HEPLISAV-B hepatitis B vaccine, advancing our CpG 1018 adjuvant supply strategy, most notably through COVID-19 collaborations, and expanding our own portfolio of innovative vaccine candidates leveraging our proven adjuvant technology.
To support the fight against COVID-19, we collaborated with five other organizations, including partners operating in India and China, on their development of COVID-19 vaccines, by supplying them with CpG 1018 adjuvant under commercial supply agreements supported by two contract manufacturing organizations, with whom we developed and implemented plans to help scale-up activities to support pandemic-level production of our CpG 1018 adjuvant as necessary to support these and any future collaborations. By the end of 2022, all five of our collaborators had received emergency use authorization and/or full approval for their COVID-19 vaccines, and our pending supply obligations under our related supply agreements have been fully satisfied. In addition to contributing to worldwide vaccine production efforts, we are proud of supporting our partners’ efforts, where applicable, to manufacture and supply vaccines to developing and lower income countries, including an approved product in India. In 2021, we entered into an agreement and a subsequent amendment (the “CEPI Agreement”) with Coalition for Epidemic Preparedness Innovations (“CEPI”) for the manufacture and reservation of a specified quantity of CpG 1018 adjuvant. The CEPI Agreement enables CEPI to direct the supply of CpG 1018 adjuvant to CEPI partner(s). We continue to work to identify other programs where CpG 1018 adjuvant can be utilized to enhance the immune response to a coronavirus vaccine or other vaccines targeted at serving a global unmet need.
We have in the past made donations to Direct Relief, a humanitarian aid organization, of our HEPLISAV-B hepatitis B vaccine to help protect healthcare professionals on the front lines of the COVID-19 response and to support efforts focused on providing medicines and supplies to vulnerable patient populations.
STOCKHOLDER OUTREACH AND ENGAGEMENT
Our Board and management team value the views of our stockholders and we proactively engage with our major stockholders on a regular basis throughout the year. In addition, we seek feedback from the governance teams of our largest institutional stockholders each year. We believe our outreach efforts help ensure that our stockholders are aware of our governance initiatives and provide us with valuable feedback in order to enhance our governance practices and disclosure to stockholders. We contacted the governance teams of our largest institutional stockholders in early 2023. The bulk of the stockholders, while appreciating the outreach, did not have questions or concerns they needed addressed in a call. We spoke with 100% of the stockholders that wanted to provide us with feedback at that time. During these discussions, which included an opportunity for detailed questions, we engaged in meaningful dialog with these stockholder representatives about our compensation and corporate governance programs. In response to external feedback, we increased the performance-linked equity to 30% of equity awards made to executives for 2023, and have enhanced our Environmental, Social and Governance disclosures immediately above.

MAJORITY VOTE POLICY
Our Corporate Governance Guidelines include a provision whereby any nominee for director in an uncontested election would submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee of the Board, if such nominee receives a greater number of “Withhold” votes than “For” votes. The Nominating and Corporate Governance Committee would then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. Promptly following the Board’s decision, we would disclose that decision and an explanation of such decision in a filing with the SEC or a press release.
PLEDGING/HEDGING POLICY
We have a policy that prohibits our executive officers, directors and other members of management from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock. No waivers of this policy were requested or provided during 2022.
BOARD DIVERSITY
Due to the global and diverse nature of our business, our Board believes it is important to consider whether a Board candidate assists in achieving a mix of Board members that represents a diversity of backgrounds and experience, including with respect to age, gender, international background, race and specialized experience. Each year, our Nominating and Corporate Governance Committee reviews its Board membership criteria and assesses the composition of the Board against the criteria. During 2021, we added additional directors that not only brought in diverse backgrounds and professional experiences, but we also increased the diversity of our Board further in terms of underrepresented minority and female membership. Below is an overview of our Board diversity as currently composed.
Board Diversity Matrix (As of April 3, 2023)(1)
Total Number of Directors: 11
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	8	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	8	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
(1)	The Board Diversity Matrix in our proxy statement filed in conjunction with our 2022 Annual Meeting of Stockholders included the same data.
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the Nasdaq Stock Market, or Nasdaq listing standards, and our Corporate Governance Guidelines, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent within the meaning of applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.
Consistent with these considerations, our Board undertook a review of the independence of each director and considered whether any director has a material relationship that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. After review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Ms. Eastland, Mr. Myers, Ms. Phillips, Ms. Sun, Mr. MacGregor and Mr. Ricciardi, as well as Drs. Cano, Hack, Kisner and Paradiso. In making this determination, our Board considered certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of our directors are or have been affiliated, including the affiliation of Dr. Hack with Bain Capital Life Sciences Fund, L.P. and BCIP Life Associates, L.P. (“Bain Life Sciences”), as a managing director of Bain Capital Life Sciences Investors, LLC, the general partner of Bain Life Sciences, a holder of less than 5% of our common stock. We also considered Dr. Paradiso’s relationship to CEPI, as a member of its R&D Manufacturing Investment Committee, in light of the transaction entered into between the Company and CEPI in January 2021, pursuant to which CEPI provided the Company, among other things, financing to manufacture our CpG 1018 adjuvant in the form of a forgivable loan that we can and have drawn upon, and that CEPI partners will be able to buy CpG 1018 adjuvant from us under certain prescribed terms as set forth in that same agreement. We also considered a consulting agreement Dr. Paradiso entered into with the Company in January 2023, pursuant to which Dr. Paradiso may receive $500 per hour for certain advisory services related to our research and development programs and the scientific evaluation of opportunities, as well as $250 per hour for associated travel time. The Board determined that none of these transactions would impair Drs. Hack or Paradiso’s independence or interfere with the exercise of independent judgment in carrying out director responsibilities. With respect to Dr. Paradiso, our Board determined that he was independent for purposes other than serving on the Audit Committee or Compensation Committee, each of which he is not a member.
By virtue of his employment with the Company as Chief Executive Officer, Ryan Spencer is not an independent director.
BOARD LEADERSHIP STRUCTURE
Our Board is currently chaired by Scott Myers. The duties of the chairperson include presiding over all meetings of the Board, preparing the agenda for Board meetings in consultation with the Chief Executive Officer and other members of our Board, and calling and presiding over meetings of non-employee directors. Accordingly, the chairperson has substantial ability to shape the work of our Board. Our Board currently believes that separation of the positions of chairperson and Chief Executive Officer reinforces the independence of our Board in its oversight of our business and affairs. In addition, such separation helps create an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in the best interests of our Company and its stockholders.
Our Board also believes there may be advantages to having an independent chairperson for matters such as communications and relations between our Board, the Chief Executive Officer and other senior management and in assisting our Board in reaching consensus on particular strategies and policies. Having a chairperson separate from the Chief Executive Officer also allows the chairperson to focus on assisting the Chief Executive Officer and other senior management in seeking and adopting successful business strategies and risk management policies and in making successful choices in management succession.
BOARD’S ROLE IN RISK OVERSIGHT
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee but rather administers this oversight function directly through our Board as a whole as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure generally. Our Audit Committee has the responsibility to oversee our major financial risk exposures and the steps our management has taken to monitor and control these exposures as well as oversight of our enterprise risk management program. The Audit Committee also monitors compliance with legal and regulatory requirements, oversees our guidelines and policies with respect to risks relating to data privacy, technology and information security, oversees the performance of our internal audit function and approves or disapproves any related-persons transactions. Furthermore, our Audit Committee also has responsibility for overseeing and assessing risk exposure relating to our healthcare compliance program pertaining to healthcare laws, regulations and industry standards applicable to pharmaceutical companies, a role that was previously administered by our full Board. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and manages the process for annual director self-assessment and evaluation of the Board. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
MEETINGS OF THE BOARD OF DIRECTORS
During 2022, (i) our full Board met four times, (ii) our Audit Committee met five times, (iii) our Compensation Committee met seven times and (iv) our Nominating and Corporate Governance Committee met nine times. All Board members attended at least 75% or more of the aggregate of the meetings of the Board and of the committees on which the member served held during the period of service as a director or committee member.
COMMITTEES OF THE BOARD OF DIRECTORS
Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2022 for each of the Board committees:
Name	Audit	Compensation	Nominating and Corporate Governance
Scott Myers
Francis R. Cano, Ph.D.			Member
Julie Eastland	Chair*
Andrew A. F. Hack, M.D., Ph.D.	Member*
Daniel L. Kisner, M.D.		Member	Chair
Brent MacGregor			Member
Peter R. Paradiso, Ph.D.
Peggy V. Phillips	Member	Chair
Natale Ricciardi(1)		Member
Elaine Sun(2)
Total Members	3	3	3
Total Meetings	5	7	9
*	Qualified Audit Committee Financial Expert
(1)	Term expires effective as of the Annual Meeting
(2)	Subsequently appointed to the Audit Committee effective April 1, 2023
Below is a description of each committee of our Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of each committee meets the applicable Nasdaq listing standards and related rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
For 2022, our Audit Committee was composed of three directors: Ms. Eastland (Chairperson), Dr. Hack and Ms. Phillips. Ms. Sun was appointed to our Audit Committee effective April 1, 2023. In addition to determining that all members of the Audit Committee are independent (as independence is currently defined in

Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards), the Board determined that each of Ms. Eastland and Dr. Hack qualified as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of each of their level of knowledge and experience based on a number of factors, including their respective formal education and experience as a chief financial officer. The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. During 2022, the Audit Committee met on five occasions.
The Audit Committee operates under a written charter that is available on the Company’s website at https://investors.dynavax.com/corporate-governance.
Among other things, the charter specifically requires our Audit Committee to:
•	review and monitor the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of the Company’s financial statements;
•	appoint, compensate, and oversee the work of the Company’s independent registered public accounting firm;
•	approve and monitor all audit and non-audit services performed by the Company’s independent registered public accounting firm;
•	consider and approve or disapprove any related party transaction as defined under the SEC Regulation S-K Item 404, to the extent required by SEC regulations and Nasdaq rules;
•	consult and discuss with management and the independent registered public accounting firm regarding the effectiveness of the Company’s internal controls over financial reporting;
•
establish, review, oversee and monitor compliance with procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	oversee the Company’s healthcare compliance program;
•	review and evaluate the Company’s accounting principles and systems of internal controls; and
•
review and discuss the disclosure of the Company’s annual audited financial statements and quarterly financial statements, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the SEC.

Management is responsible for the financial reporting process, including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Ernst & Young, the Company’s independent registered public accounting firm, is responsible for auditing or reviewing those financial statements. The Audit Committee monitors and reviews these processes.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Ms. Julie Eastland (Chairperson)
Dr. Andrew A. F. Hack, M.D., Ph.D.
Ms. Peggy V. Phillips
Ms. Elaine Sun
Compensation Committee
For 2022, our Compensation Committee was composed of three directors: Ms. Phillips (Chairperson), Dr. Kisner and Mr. Ricciardi. As of the Annual Meeting, Mr. Ricciardi will no longer serve as a member of our Compensation Committee. All members of the Compensation Committee are independent as required by Nasdaq Rule 5605(d) (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards), are “outside directors” for purposes of Section 162(m) of the Code and are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.
During 2022, the Compensation Committee held seven meetings. The Compensation Committee acts on behalf of the Board to review, recommend for adoption, and oversee the Company’s compensation strategy, policies, plans and programs. The Compensation Committee operates under a written charter that is available on the Company’s website at https://investors.dynavax.com/corporate-governance. Among other things, the charter specifically requires our Compensation Committee to:
•
Annually review and approve the Company’s corporate performance goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer’s performance in light of such goals and objectives, and recommend to the Board the Chief Executive Officer’s compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies, and the awards given to the Company’s Chief Executive Officer in past years;

•	annually review and make recommendations to the Board with respect to incentive compensation plans and equity-based plans;
•	annually review Director compensation and make recommendation to the Board;
•
administer the Company’s incentive-compensation plans and equity-based plans as in effect and as adopted from time to time by the Board provided that the Board shall retain the authority to interpret such plans;

•
annually review and approve for the Company’s executive officers as defined in Rule 16a-1(f) of the Exchange Act: i) annual base salary levels; ii) annual incentive compensation levels; iii) long-term incentive compensation levels; and iv) employment agreements, severance agreements, change of control agreements/provisions and any other compensatory arrangements, in each case as, when and if appropriate;

•	make regular reports to the Board; and
•
perform such other functions and have such other powers consistent with the Compensation Committee Charter, the Company’s Bylaws and governing laws as the Compensation Committee or the Board may deem appropriate.

Under its charter, our Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. Our Compensation Committee has authorized and delegated authority to our Chief Executive Officer to grant stock options to employees and consultants who are not officers of the Company from pre-approved pools and in accordance with guidelines designated for new hire and annual grants. The purpose of this delegation is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-executive employees, particularly new employees, within specified limits and values approved by our Compensation Committee.

Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee at any time has been one of our officers or employees or an officer or employee of one of our subsidiaries at any time during the fiscal year ended December 31, 2022. None of our executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee.
Nominating and Corporate Governance Committee
For 2022, our Nominating and Corporate Governance Committee was composed of three directors: Drs. Kisner (Chairperson) and Cano and Mr. MacGregor. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors and identifying with the Chief Executive Officer candidates for appointment or election to the Board.
In identifying potential director candidates, the Nominating and Corporate Governance Committee considers Board candidates through a variety of methods and sources. These include suggestions from current Board members, senior management, stockholders, professional search firms and other sources. At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. While the Nominating and Corporate Governance Committee does not have such a formal policy, it will consider such a recommendation. Our Board believes that it is appropriate that the Nominating and Corporate Governance Committee does not have such a policy because the Nominating and Corporate Governance Committee reviews all candidates in the same manner regardless of the source of the recommendation. In the case of a new director candidate, the Nominating and Corporate Governance Committee also determines whether the nominee is independent based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration, familiarity with the Company’s industry, and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the Board’s attention, there is further consideration of whether the individual has the time available to devote to the work of the Board and one or more of its committees. In addition, our Nominating and Corporate Governance Committee will consider whether the candidate assists in achieving a mix of members that represents a diversity of backgrounds and experience, including with respect to age, gender, international background, race and specialized experience. Each year, our Nominating and Corporate Governance Committee reviews its Board membership criteria and assesses the composition of the Board against the criteria.
The members of the Nominating and Corporate Governance Committee informally discussed committee business a number of times during the year and the Nominating and Corporate Governance Committee held nine formal meetings during 2022. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at https://investors.dynavax.com/corporate-governance.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders may communicate with our Board by directing comments, concerns, and questions to the Corporate Secretary at Dynavax Technologies Corporation, 2100 Powell Street, Suite 720, Emeryville, California 94608. Communications will be distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be filtered, including product complaints or inquiries, new product suggestions, résumés and other forms of job inquiries, surveys, or business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-employee director upon request. Stockholders may also communicate with our Board as a group through our website at https://investors.dynavax.com/corporate-governance/contact-the-board. All communications directed to the Audit Committee in accordance with our whistleblower policy that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the chairperson of the Audit Committee. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

CERTAIN TRANSACTIONS
Since January 1, 2022, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any current director, executive officer, holder of more than 5% of our common stock or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest other than compensation arrangements, described under the sections entitled “Executive Compensation” and “Director Compensation,” and with respect to the indemnification agreements described below.
Related Persons Transactions and Indemnification
Policies and Procedures for Related Person Transactions
Our Audit Committee is responsible for reviewing and approving all related party transactions, which would include a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000, not including transactions involving compensation for services provided to Dynavax as an employee, director, consultant or similar capacity by a related person. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is available on the Company’s website at https://investors.dynavax.com/corporate-governance.
Where a transaction has been identified as a related-person transaction, management would present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation would include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to Dynavax of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Audit Committee relies on information supplied by our executive officers and directors. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to Dynavax, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-person transaction, the Audit Committee considers, in light of known circumstances, whether the transaction is, or is not, consistent with the best interests of Dynavax and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.
Indemnity Agreements
We have entered into indemnity agreements with some of our officers and directors so that they will be free from undue concern about personal liability in connection with their service to the Company. The indemnity agreements provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted the Dynavax Code of Business Conduct and Ethics that applies to all officers, directors and employees. Our Code of Business Conduct and Ethics is available on our website at https://investors.dynavax.com/corporate-governance and upon written request. We will provide a written copy of the Dynavax Code of Business Conduct and Ethics to anyone without charge, upon request written to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2100 Powell Street, Suite 720, Emeryville, California 94608, or contact Dynavax’s Corporate Secretary at (510) 848-5100. If we make any substantive amendments to or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. There have been no waivers under the Code of Business Conduct and Ethics as of the date of filing of this proxy statement.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 15, 2023 by: (i) each director and nominee for director; (ii) the NEOs; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.
Name and Address of Beneficial Holder	Number of Shares(2)	Percent of Shares Beneficially Owned(3)
5% Stockholders
BlackRock, Inc.(4)	19,086,463	14.86%
Federated Hermes, Inc.(5)	12,640,363	9.84%
State Street Corporation(6)	9,992,504	7.78%
The Vanguard Group(7)	8,344,862	6.50%
NEOs and Directors(1)
Ryan Spencer(8)	1,162,790	*
David F. Novack(9)	863,702	*
Kelly MacDonald(10)	292,844	*
Robert Janssen, M.D.(11)	377,770	*
Francis R. Cano, Ph.D.(12)	120,634	*
Julie Eastland(13)	58,334	*
Andrew A. F. Hack, M.D., Ph.D.(14)	58,750	*
Daniel L. Kisner, M.D.(15)	120,700	*
Brent MacGregor(16)	58,334	*
Scott Myers(17)	15,000	*
Peter R. Paradiso, Ph.D.(18)	55,084	*
Peggy V. Phillips(19)	146,933	*
Natale Ricciardi(20)	107,750	*
Elaine Sun(21)	15,000	*
All executive officers and directors as a group (14 persons)(22)	3,453,625	2.62%
*	Less than one percent.
(1)	The address of each of the NEOs and directors is c/o Dynavax Technologies Corporation, 2100 Powell Street, Suite 720, Emeryville, California 94608.
(2)
To our knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Shares of our common stock subject to options currently exercisable or that will become exercisable within 60 days after March 15, 2023, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Applicable percentages are based on 128,463,884 shares of our common stock outstanding as of March 15, 2023, adjusted as required by the rules of the SEC.

(4)
This information is based solely on Schedule 13G/A filed by BlackRock, Inc. on January 26, 2023, with the SEC. BlackRock, Inc. beneficially owns and has sole dispositive power over 19,086,463 shares of common stock, of which 19,086,463 shares are held with sole dispositive power and 18,910,430 shares are held with sole voting power. The address of the principal business and office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. The Schedule 13G/A provides information only as of December 31, 2022, and consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2022 and March 15, 2023.

(5)
This information is based solely on a Schedule 13G/A filed by Federated Hermes, Inc. on February 1, 2023, with the SEC. Federated Hermes, Inc. beneficially owns 12,640,363 shares and has sole dispositive or sole voting power over all 12,640,363 shares. Federated Hermes, Inc.’s outstanding voting stock is held in the voting shares irrevocable trust for which Thomas R. Donahue and J. Christopher Donahue (the “Trustees”) act as trustees. Each of the Trustees has collective voting control over Federated Hermes, Inc. The address of the principal business and office of Federated Hermes, Inc. and each of the Trustees is 1001 Liberty Avenue, Pittsburgh, PA 15222-3779. The Schedule 13G/A provides information only as of December 31, 2022, and consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2022 and March 15, 2023.

(6)
This information is based solely on a Schedule 13G/A filed by State Street Corporation on February 9, 2023, with the SEC. State Street Corporation beneficially owns 9,992,504 shares and has no sole dispositive or sole voting power. The address of the principal business and office of State Street Corp. is 1 Lincoln Street, Boston, MA 02111. The Schedule 13G/A provides information only as of December 31, 2022, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2022 and March 15, 2023.

(7)
This information is based solely on Schedule 13G filed by The Vanguard Group on February 9, 2023, with the SEC. The Vanguard Group beneficially owns 8,344,862 shares and has sole dispositive power over 8,044,087 shares of common stock and no sole voting power. The address of the principal business of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355. The Schedule 13G provides information only as of December 30, 2022, and consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 30, 2022 and March 15, 2023.

(8)	Consists of 178,459 shares of common stock owned directly by Mr. Spencer and options to purchase 984,331 shares of common stock exercisable within 60 days of March 15, 2023.
(9)	Consists of 20,702 shares of common stock owned directly by Mr. Novack and options to purchase 843,000 shares of common stock exercisable within 60 days of March 15, 2023.
(10)	Consists of 2,359 shares of common stock owned directly by Ms. MacDonald and options to purchase 290,485 shares of common stock exercisable within 60 days of March 15, 2023.
(11)	Consists of 49,925 shares of common stock owned directly by Dr. Janssen and options to purchase 327,845 shares of common stock exercisable within 60 days of March 15, 2023.
(12)	Consists of 20,834 shares of common stock owned directly by Dr. Cano and options to purchase 99,800 shares of common stock exercisable within 60 days of March 15, 2023.
(13)	Consists of options to purchase 58,334 shares of common stock exercisable within 60 days of March 15, 2023.
(14)
Consists of options to purchase 58,750 shares of common stock exercisable within 60 days of March 15, 2023. Does not include an aggregate of 3,915,000 shares of common stock held directly by Bain Capital Life Sciences Fund, L.P. and BCIP Life Sciences Associates, LP (collectively, the “Bain Capital Life Sciences Entities”). Bain Capital Life Sciences Investors, LLC (“BCLSI”) is the ultimate general partner of Bain Capital Life Sciences Fund, L.P. and governs the investment strategy and decision-making process with respect to investments held by BCIP Life Sciences Associates, LP. Dr. Hack is a Partner of BCLSI. As a result, Dr. Hack may be deemed to share beneficial ownership of the shares of common stock held by the Bain Capital Life Sciences Entities.

(15)	Consists of 1,500 shares of common stock owned directly by Dr. Kisner and options to purchase 119,200 shares of common stock exercisable within 60 days of March 15, 2023.
(16)	Consists of options to purchase 58,334 shares of common stock exercisable within 60 days of March 15, 2023.
(17)	Consists of options to purchase 15,000 shares of common stock exercisable within 60 days of March 15, 2023.
(18)	Consists of 3,000 shares of common stock owned directly by Dr. Paradiso and options to purchase 52,084 shares of common stock exercisable within 60 days of March 15, 2023.
(19)	Consists of 27,733 shares of common stock owned directly by Ms. Phillips and options to purchase 119,200 shares of common stock exercisable within 60 days of March 15, 2023.
(20)	Consists of options to purchase 107,750 shares of common stock exercisable within 60 days of March 15, 2023.
(21)	Consists of options to purchase 15,000 shares of common stock exercisable within 60 days of March 15, 2023.
(22)
Total number of shares includes common stock, in aggregate, held as of March 15, 2023, by our executive officers and directors and entities affiliated with such executive officers and directors. Also includes options to purchase 3,149,113 shares of common stock exercisable within 60 days of March 15, 2023.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Dynavax stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Dynavax. Direct your written request to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2100 Powell Street, Suite 720, Emeryville, California 94608, or contact Dynavax’s Corporate Secretary at (510) 848-5100. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

Kelly MacDonald Chief Financial Officer
April 13, 2023
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, is available without charge upon written request to: Dynavax Technologies Corporation, Attention: Corporate Secretary, 2100 Powell Street, Suite 720, Emeryville, California 94608.

DYNAVAX TECHNOLOGIES CORPORATION
ATTN: CORPORATE SECRETARY
2100 POWELL STREET, SUITE 720
EMERYVILLE, CA 94608

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 25, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 25, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D96887-P87547

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DYNAVAX TECHNOLOGIES CORPORATION

The Board of Directors recommends a vote FOR the listed nominees:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Daniel L. Kisner, M.D.
02) Ryan Spencer

The Board of Directors recommends a vote FOR proposals 2 and 3.

The Board of Directors recommends a vote for 1 YEAR on proposal 4.

	1 Year	2 Years	3 Years	Abstain
4. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

Note: At their discretion, the proxy holders may also vote on any other business properly brought before the meeting or any adjournment(s) thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D96888-P87547

DYNAVAX TECHNOLOGIES CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DYNAVAX TECHNOLOGIES CORPORATION
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
May 26, 2023

The undersigned stockholder of DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 13, 2023 and the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and hereby appoints Ryan Spencer and Kelly MacDonald, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2023 Annual Meeting of Stockholders of the Company to be held on May 26, 2023 at 9:00 a.m., Pacific Time, at www.virtualshareholdermeeting.com/DVAX2023, and at any postponement or adjournment thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set on the reverse side.

THE PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED IN FAVOR OF THE BOARD OF DIRECTORS' RECOMMENDATIONS AS LISTED ON THE REVERSE SIDE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side